   As filed with the Securities and Exchange Commission on September 17, 1996
                                                   REGISTRATION NO. 333-[      ]
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                    --------------------------------------
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                      -----------------------------------
                          CONTINENTAL AIRLINES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                           4512                              74-2099724
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)


                        2929 ALLEN PARKWAY, SUITE 2010
                             HOUSTON, TEXAS 77019
                                (713) 834-2950
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)
                   ----------------------------------------
                            JEFFERY A. SMISEK, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          CONTINENTAL AIRLINES, INC.
                        2929 ALLEN PARKWAY, SUITE 2010
                             HOUSTON, TEXAS 77019
                                (713) 834-2950
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         COPIES OF CORRESPONDENCE TO:

                             MICHAEL L. RYAN, ESQ.
                      CLEARY, GOTTLIEB, STEEN & HAMILTON
                               ONE LIBERTY PLAZA
                           NEW YORK, NEW YORK  10006
                   ----------------------------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement of the Securities becomes effective.
                   ----------------------------------------
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                      ----------------------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================

  TITLE OF EACH CLASS OF            AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM        AMOUNT OF
SECURITIES TO BE REGISTERED          REGISTERED    OFFERING PRICE PER UNIT      AGGREGATE OFFERING      REGISTRATION
                                                                                     PRICE (1)             FEE(2)

- --------------------------------------------------------------------------------------------------------------------
Pass Through Certificates,           $290,000               100%                       $290,000             $100
      Series 1996-2
- --------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2) Pursuant to Rule 429, a registration fee of $176,114.59 was previously paid in connection with the registration of $510,733,000 in aggregate principal amount of pass through certificates under a Registration Statement on
    Form S-4 (File No. 333-04827) filed by the Registrant.
                               ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                          CONTINENTAL AIRLINES, INC.

                             CROSS-REFERENCE SHEET

 PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN THE PROSPECTUS
                 OF INFORMATION REQUIRED BY ITEMS IN FORM S-4


              ITEM                                                        LOCATION IN PROSPECTUS
              ----                                                        ----------------------
1.    Forepart of the Registration Statement
        and Outside Front Cover Page of
        Prospectus......................................    Facing Page of the Registration Statement; Cross Reference
                                                              Sheet; Outside Front Cover Page of Prospectus
2.    Inside Front and Outside Back Cover
        Pages of Prospectus.............................    Available Information; Outside Back Cover Page of Prospectus

3.    Risk Factors, Ratio of Earnings to Fixed
        Charges and Other Information...................    Prospectus Summary; Risk Factors; The Company; Selected
                                                              Financial Data

4.    Terms of the Transaction..........................    Prospectus Summary; Risk Factors; The Exchange Offer;
                                                              Description of New Certificates; Plan of Distribution; Certain
                                                              Federal Income Tax Considerations

5.    Pro Forma Financial Information...................    Not Applicable

6.    Material Contracts With the Company
        Being Acquired..................................    Not Applicable

7.    Additional Information Requred for
        Reoffering by Persons and Parties
        Deemed to be Underwriters.......................    Not Applicable

8.    Interests of Named Experts and Counsel............    Not Applicable

9.    Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities.....................................    Not Applicable

10.   Information with Respect to S-3
        Registrants.....................................    Prospectus Summary; The Company; Recent Developments

11.   Incorporation of Certain Information by
        Reference.......................................    Available Information; Incorporation of Certain Documents by
                                                              Reference

12.   Information with Respect to S-2 or S-3
        Registrants.....................................    Not Applicable

13.   Incorporation of Certain Information by
        Reference.......................................    Not Applicable

14.   Information with Respect to Registrants
        Other Than S-3 or S-2 Registrants...............    Not Applicable

15.   Information with Respect to S-3
        Companies.......................................    Not Applicable

16.   Information with Respect or S-2 to S-3
        Companies.......................................    Not Applicable

17.   Information with Respect to Companies
        Other Than S-3 or S-2 Companies.................    Not Applicable

18.   Information if Proxies, Consents or
        Authorizations Are to be Solicited..............    Not Applicable

19.   Information if Proxies, Consents or
        Authorizations Are Not to be
        Solicited or in an Exchange Offer...............    Prospectus Summary; The Exchange Offer; Description of New
                                                              Certificates


********************************************************************************
* INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A       *
* REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE  *
* SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE SOLD NOR    *
* MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT   *
* BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL    *
* OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE  *
* SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE   *
* UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS    *
* OF ANY SUCH STATE.                                                           *
********************************************************************************

                 SUBJECT TO COMPLETION--DATED SEPTEMBER 17, 1996

PROSPECTUS

                          Continental Airlines, Inc.

          Offer to Exchange Pass Through Certificates, Series 1996-2, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding Pass Through Certificates, Series 1996-2


       The Exchange Offer will expire at 5:00 p.m., New York City time,
                 on [               ], 1996, unless extended.

          Pass Through Certificates, Series 1996-2 (the "New Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding Pass Through Certificates, Series 1996-2 (the "Old Certificates"), of which $171,749,000 aggregate principal amount is outstanding as of the date hereof. The New Certificates and the Old Certificates are collectively referred to herein as the "Certificates."

          Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange
Offer expires, which will be [    ], 1996 (30 calendar days following the
commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company and to the terms of the Registration Rights Agreement (as defined herein). Old Certificates may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

          The New Certificates will be entitled to the benefits of the same Pass-Through Trust Agreements (as defined herein) which govern the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates do not contain terms with respect to the interest rate step-up provisions and the New Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "The Exchange Offer" and "Description of New Certificates."

          Each Certificate represents a fractional undivided interest in one of the four Continental Airlines 1996-2 Pass Through Trusts (the "Class A Trust", the "Class B Trust", the "Class C Trust" and the "Class D Trust" and, collectively, the "Trusts") formed pursuant to four separate pass through trust agreements (the "Pass Through Trust Agreements") between Continental and Wilmington Trust Company (the "Trustee"), as trustee under each Trust. Pursuant to an Intercreditor Agreement (as defined herein), (i) the Certificates of the Class B Trust are subordinated in right of payment to the Certificates of the Class A Trust, (ii) the Certificates of the Class C Trust are subordinated in right of payment to the Certificates of the Class B Trust and (iii) the Certificates of the Class D Trust are subordinated in right of payment to the Certificates of the Class C Trust. Payments of interest on the Certificates issued by each Trust (other than the Class D Trust) are supported by separate liquidity facilities for the benefit of the

                                                        (continued on next page)
                            ----------------------

          FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 25 OF THIS PROSPECTUS.
                            ----------------------

                                                                Final Expected
Pass Through Certificates    Principal Amount  Interest Rate   Distribution Date
- -------------------------    ----------------  -------------   -----------------
1996-2A....................    $ 82,513,000        7.75%           July 2, 2014
1996-2B....................    $ 35,363,000        8.56%           July 2, 2014
1996-2C....................    $ 35,363,000       10.22%           July 2, 2014
1996-2D....................    $ 18,510,000       11.50%          April 2, 2008
                               ------------

TOTAL                          $171,749,000
                               ============

                             --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

                 The date of this Prospectus is [      ], 1996

(continued from cover page)

holders of such Certificates, each such facility provided initially by De Nationale Investeringsbank N.V. ("DNIB"), in an amount sufficient to pay interest thereon at the applicable interest rate for such Trust on six successive quarterly distribution dates.

     All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust, payable on January 2, April 2, July 2 and October 2 of each year commencing on July 2, 1996. Such interest will be passed through to Certificateholders (as defined herein) of such Trust on each such date, in each case subject to the Intercreditor Agreement (as defined herein). See "Description of New Certificates--General" and "--Payments and Distributions." The New Certificates will accrue interest at the applicable per annum rate for such Trust, from the last date on which interest was paid on the Old Certificates surrendered in exchange therefor. See "The Exchange Offer--Interest on New Certificates."

     Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 2, April 2, July 2 and October 2 in certain years, commencing on October 2, 1996, in the case of each of the Class A Trust, the Class B Trust and the Class C Trust and July 2, 1996, in the case of the Class D Trust, in accordance with the principal repayment schedule set forth below under "Description of New Certificates--Pool Factors" and "Description of the Equipment Notes--Principal and Interest Payments", in each case subject to the Intercreditor Agreement.

     Under each Pass Through Trust Agreement, an Event of Default will occur if the Trustee fails to pay within 10 business days of the due date thereof: (i) the outstanding Pool Balance (as defined herein) of the applicable Class of Certificates on the Final Maturity Date (as defined herein) for such Class or
(ii) interest due on such Certificates on any distribution date (unless the Subordination Agent (as defined herein) shall have made an Interest Drawing (as defined herein) in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).

     Each Class of New Certificates will be represented by a single, permanent global Certificate in fully registered form and will be deposited with the Trustee as custodian for and registered in the name of a nominee of DTC. Beneficial interests in the permanent global Certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (the "Shearman & Sterling Letter") (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that starting on the Expiration Date it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

     Prior to this Exchange Offer, there has been no public market for the Old Certificates or New Certificates. If such a market were to develop, the New Certificates could trade at prices that may be higher or lower than their principal amount. Neither Continental nor any Trust has applied or intends to apply for listing of the New Certificates on any national securities exchange or for quotation of the New

Certificates through the National Association of Securities Dealers Automated Quotation System. One or more of Morgan Stanley & Co. Incorporated, CS First Boston Corporation and FIELDSTONE FPCG SERVICES, L.P. (the "Initial Purchasers") have previously made a market in the Old Certificates and Continental has been advised that Morgan Stanley & Co. Incorporated and CS First Boston Corporation presently intend to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates and any such market making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the public market for the New Certificates or that any active public market for the New Certificates will develop or continue. If an active public market does not develop or continue, the market prices and liquidity of the New Certificates may be adversely affected. See "Risk Factors--Absence of a Public Market for the New Certificates."

                             AVAILABLE INFORMATION

     Continental is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission, including Continental. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993.
Holdings had also been subject to the informational requirements of the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

                  REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

     Wilmington Trust Company, in its capacity as Pass Through Trustee under each of the Trusts, will provide the certificateholders of each Trust certain periodic reports concerning the distributions made from such Trust. See "Description of New Certificates--Reports to Certificateholders."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus: (i) Continental's Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by Forms 10-K/A1 and 10-K/A2 filed on March 8, 1996 and April 10, 1996, respectively),
(ii) Continental's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, and (iii) Continental's Current Reports on Form 8-K, filed on January 31, 1996, March 26, 1996, May 7, 1996, June 27, 1996, July
22, 1996 and September 16, 1996.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FROM CONTINENTAL AIRLINES, INC., 2929 ALLEN PARKWAY, SUITE 2010, HOUSTON, TEXAS 77019, ATTENTION: SECRETARY, TELEPHONE (713) 834-2950. IN ORDER TO ENSURE TIMELY DELIVER OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _________, 1996.

                               PROSPECTUS SUMMARY

          The following summary information is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Prospective investors should consider carefully the matters discussed under the caption "Risk Factors." Unless otherwise stated or unless the context otherwise requires, references to "Continental" or the "Company" include Continental Airlines, Inc. and its predecessors and subsidiaries. Information contained in this Prospectus relating to the outstanding principal amount of the Certificates and Equipment Notes is provided as of the date of the issuance of the Old Certificates without giving effect to any intervening payments of principal on the Certificates or Equipment Notes. See "Description of the New Certificates--Pool Factors."

                                  THE COMPANY

          Continental Airlines, Inc. is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in the first six months of 1996) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-indirect owned subsidiary, Continental Micronesia, Inc. ("CMI"), serves 190 airports worldwide.

          The Company operates its route system primarily through domestic hubs at Newark, Houston Intercontinental and Cleveland, and a Pacific hub on the neighboring islands of Guam and Saipan. Each of Continentals three U.S. hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam/Saipan hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific. Continental is the primary carrier at each of these hubs, accounting for 52%, 79%, 53% and 72% of all daily jet departures, respectively.

          Continental directly serves 133 U.S. cities, with additional cities (principally in the western and southwestern United States) connected to Continental's route system under agreements with America West Airlines, Inc. ("America West"). Internationally, Continental flies to 57 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 59 weekly departures to five European cities and markets service to four other cities through code-sharing agreements. Continental recently announced new service from Newark to Lisbon, Portugal, which is scheduled to commence May 1, 1997. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations in Mexico than any other United States airline. In addition, Continental flies to four cities in South America. Through its Guam/Saipan hub, Continental provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

          The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and its telephone number is (713) 834-2950.

                               THE EXCHANGE OFFER

Registration Rights Agreement.........    The Old Certificates were issued on
                                          May 20, 1996 to the Initial
                                          Purchasers. The Initial Purchasers
                                          placed the Old Certificates with
                                          institutional investors. In connection
                                          therewith, the Company, the Trustee,
                                          as trustee under each of the Trusts,
                                          and the Initial Purchasers entered
                                          into the Registration Rights Agreement
                                          providing, among other things, for the
                                          Exchange Offer. See "The Exchange
                                          Offer."

The Exchange Offer....................    New Certificates are being offered in
                                          exchange for an equal principal amount
                                          of Old Certificates. As of the date
                                          hereof, $171,749,000 aggregate
                                          principal amount of Old Certificates
                                          are outstanding. Old Certificates may
                                          be tendered only in integral multiples
                                          of $1000.

Resale of New Certificates............    Based on interpretations by the staff
                                          of the Commission, as set forth in no-
                                          action letters issued to third
                                          parties, including the Exchange Offer
                                          No-Action Letters, the Company
                                          believes that the New Certificates
                                          issued pursuant to the Exchange Offer
                                          may be offered for resale, resold or
                                          otherwise transferred by holders
                                          thereof (other than a broker-dealer
                                          who acquires such New Certificates
                                          directly from the Trustee for resale
                                          pursuant to Rule 144A under the
                                          Securities Act or any other available
                                          exemption under the Securities Act or
                                          any holder that is an "affiliate" of
                                          the Company as defined under Rule 405
                                          of the Securities Act), without
                                          compliance with the registration and
                                          prospectus delivery provisions of the
                                          Securities Act, provided that such New
                                          Certificates are acquired in the
                                          ordinary course of such holders'
                                          business and such holders are not
                                          engaged in, and do not intend to
                                          engage in, a distribution of such New
                                          Certificates and have no arrangement
                                          with any person to participate in a
                                          distribution of such New Certificates.
                                          By tendering the Old Certificates in
                                          exchange for New Certificates, each
                                          holder, other than a broker-dealer,
                                          will represent to the Company that:
                                          (i) it is not an affiliate of the
                                          Company (as defined under Rule 405 of
                                          the Securities Act) nor a broker-
                                          dealer tendering Old Certificates
                                          acquired directly from the Company for
                                          its own account; (ii) any New
                                          Certificates to be received by it were
                                          acquired in the ordinary course of its
                                          business; and (iii) it is not engaged
                                          in, and does not intend to engage in,
                                          a distribution of such New
                                          Certificates and has no arrangement or
                                          understanding to participate in a
                                          distribution of the New Certificates.
                                          If a holder of Old Certificates is
                                          engaged in or intends to engage in a
                                          distribution of the New Certificates
                                          or has any arrangement or
                                          understanding with respect to the
                                          distribution of the New Certificates
                                          to be acquired pursuant to the
                                          Exchange Offer, such holder may not
                                          rely on the applicable interpretations
                                          of the staff of the Commission and
                                          must comply with the registration and
                                          prospectus delivery requirements of
                                          the Securities Act in connection with
                                          any secondary resale transaction. Each
                                          Participating Broker-Dealer that
                                          receives New Certificates for its own
                                          account pursuant to the Exchange Offer
                                          must acknowledge that it will deliver
                                          a prospectus in connection with any
                                          resale of such New Certificates. The
                                          Letter of Transmittal states that by
                                          so acknowledging and by delivering a
                                          prospectus, a Participating Broker-
                                          Dealer will not be deemed to admit
                                          that it is an "underwriter" within the
                                          meaning of the Securities Act. This
                                          Prospectus, as it may be amended or
                                          supplemented from time to time, may be
                                          used by a Participating Broker-Dealer
                                          in connection with resales of New
                                          Certificates received in exchange for
                                          Old Certificates where such Old
                                          Certificates were acquired by such
                                          Participating Broker-Dealer as a
                                          result of market-making activities or
                                          other trading activities. The Company
                                          has agreed that, starting on the
                                          Expiration Date and ending on the
                                          close of business 180 days after the
                                          Expiration Date, it will make this
                                          Prospectus available to any
                                          Participating Broker-Dealer for use in
                                          connection with any such resale. See
                                          "Plan of Distribution." To comply with
                                          the securities laws of certain
                                          jurisdictions, it may be necessary to
                                          qualify for sale or
                                          register the New Certificates prior to
                                          offering or selling such New
                                          Certificates. The Company has agreed,
                                          pursuant to the Registration Rights
                                          Agreement and subject to certain
                                          specified limitations therein, to
                                          register or qualify the New
                                          Certificates for offer or sale under
                                          the securities or "blue sky" laws of
                                          such jurisdictions as may be necessary
                                          to permit the holders of New
                                          Certificates to trade the New
                                          Certificates without any restrictions
                                          or limitations under the securities
                                          laws of the several states of the
                                          United States.

Consequences of Failure to Exchange
Old Certificates......................    Upon consummation of the Exchange
                                          Offer, subject to certain exceptions,
                                          holders of Old Certificates who do not
                                          exchange their Old Certificates for
                                          New Certificates in the Exchange Offer
                                          will no longer be entitled to
                                          registration rights and will not be
                                          able to offer or sell their Old
                                          Certificates, unless such Old
                                          Certificates are subsequently
                                          registered under the Securities Act
                                          (which, subject to certain limited
                                          exceptions, the Company will have no
                                          obligation to do), except pursuant to
                                          an exemption from, or in a transaction
                                          not subject to, the Securities Act and
                                          applicable state securities laws. See
                                          "Risk Factors--Risk Factors Relating
                                          to the Certificates and the Offering--
                                          Consequences of Failure to Exchange"
                                          and "The Exchange Offer--Terms of the
                                          Exchange Offer."

Expiration Date.......................    5:00 p.m., New York City time, on
                                          [__________], 1996 (30 calendar days
                                          following the commencement of the
                                          Exchange Offer), unless the Exchange
                                          Offer is extended, in which case the
                                          term "Expiration Date" means the
                                          latest date and time to which the
                                          Exchange Offer is extended.

Interest on the New Certificates......    The New Certificates will accrue
                                          interest at the applicable per annum
                                          rate for such Trust set forth on the
                                          cover page of this Prospectus, from
                                          the last date on which interest was
                                          paid on the Old Certificates
                                          surrendered in exchange therefor.
                                          Interest on the New Certificates is
                                          payable on January 2, April 2, July 2
                                          and October 2 of each year commencing
                                          July 2, 1996, subject to the terms of
                                          the Intercreditor Agreement.

Conditions to the Exchange Offer......    The Exchange Offer is not conditioned
                                          upon any minimum principal amount of
                                          Old Certificates being tendered for
                                          exchange. However, the Exchange Offer
                                          is subject to certain customary
                                          conditions, which may be waived by the
                                          Company. See "The Exchange Offer--
                                          Conditions." Except for the
                                          requirements of applicable federal and
                                          state securities laws, there are no
                                          federal or state regulatory
                                          requirements to be complied with or
                                          obtained by the Company in connection
                                          with the Exchange Offer.

Procedures for Tendering Old
Certificates..........................    Each holder of Old Certificates
                                          wishing to accept the Exchange Offer
                                          must complete, sign and date the
                                          Letter of Transmittal, or a facsimile
                                          thereof, in accordance with the
                                          instructions contained herein and
                                          therein, and mail or otherwise deliver
                                          such Letter of Transmittal, or such
                                          facsimile, together with the Old
                                          Certificates to be exchanged and any
                                          other required documentation to the
                                          Exchange Agent (as defined herein) at
                                          the address set forth herein
                                          or effect a tender of Old Certificates
                                          pursuant to the procedures for book-
                                          entry transfer as provided for herein.
                                          See "The Exchange Offer--Procedures
                                          for Tendering" and "--Book Entry
                                          Transfer."

Guaranteed Delivery Procedures........    Holders of Old Certificates who wish
                                          to tender their Old Certificates and
                                          whose Old Certificates are not
                                          immediately available or who cannot
                                          deliver their Old Certificates and a
                                          properly completed Letter of
                                          Transmittal or any other documents
                                          required by the Letter of Transmittal
                                          to the Exchange Agent prior to the
                                          Expiration Date may tender their Old
                                          Certificates according to the
                                          guaranteed delivery procedures set
                                          forth in "The Exchange Offer--
                                          Guaranteed Delivery Procedures."

Withdrawal Rights.....................    Tenders of Old Certificates may be
                                          withdrawn at any time prior to 5:00
                                          p.m., New York City time, on the
                                          Expiration Date. To withdraw a tender
                                          of Old Certificates, a written or
                                          facsimile transmission notice of
                                          withdrawal must be received by the
                                          Exchange Agent at its address set
                                          forth herein under "The Exchange
                                          Offer--Exchange Agent" prior to 5:00
                                          p.m., New York City time, on the
                                          Expiration Date.

Acceptance of Old Certificates and
Delivery of New Certificates..........    Subject to certain conditions, any and
                                          all Old Certificates which are
                                          properly tendered in the Exchange
                                          Offer prior to 5:00 p.m., New York
                                          City time, on the Expiration Date will
                                          be accepted for exchange. The New
                                          Certificates issued pursuant to the
                                          Exchange Offer will be delivered
                                          promptly following the Expiration
                                          Date. See "The Exchange Offer--Terms
                                          of the Exchange Offer."

Certain Tax Considerations............    The exchange of New Certificates for
                                          Old Certificates should not be a sale
                                          or exchange or otherwise a taxable
                                          event for Federal income tax purposes.
                                          See "Certain Federal Income Tax
                                          Considerations."

Exchange Agent........................    Wilmington Trust Company is serving as
                                          exchange agent (the "Exchange Agent")
                                          in connection with the Exchange Offer.

Fees and Expenses.....................    All expenses incident to the
                                          Company'ss consummation of the
                                          Exchange Offer and compliance with the
                                          Registration Rights Agreement will be
                                          borne by the Company. See "The
                                          Exchange Offer--Fees and Expenses."

Use of Proceeds.......................    There will be no cash proceeds payable
                                          to Continental from the issuance of
                                          the New Certificates pursuant to the
                                          Exchange Offer. The proceeds from the
                                          sale of the Old Class A, B, C and D
                                          Certificates were used to purchase the
                                          Series A, B, C and D Equipment Notes
                                          issued by (i) the related Owner
                                          Trustees in connection with the
                                          refinancing of the indebtedness
                                          incurred by the Owner Trustees to
                                          finance the purchase of each of the
                                          Leased Aircraft and (ii) Continental,
                                          as owner of the Owned Aircraft. The
                                          Equipment Notes issued in respect of
                                          the Leased Aircraft represent in the
                                          aggregate the entire debt portion
                                          currently outstanding of the leveraged
                                          lease transactions relating the Leased
                                          Aircraft. Continental received cash
                                          proceeds from the sale of the Old
                                          Certificates, representing that
                                          portion of the total proceeds from
                                          the sale of the Old Certificates as
                                          was used to
                                          purchase the Equipment Notes issued
                                          with respect to the Owned Aircraft.
                                          See "Use of Proceeds."

                     SUMMARY OF TERMS OF NEW CERTIFICATES

     The Exchange Offer relates to the exchange of up to $171,749,000 aggregate principal amount of Old Certificates for up to an equal aggregate principal amount of New Certificates. The New Certificates will be entitled to the benefits of the same Pass Through Trust Agreements that govern the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates do not contain terms with respect to the interest rate step-up provisions and the New Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "Description of New Certificates."

Trusts................................    Each of the Continental Airlines 1996-
                                          2A Pass Through Trust, the Continental
                                          Airlines 1996-2B Pass Through Trust,
                                          the Continental Airlines 1996-2C Pass
                                          Through Trust and the Continental
                                          Airlines 1996-2D Pass Through Trust
                                          has been formed pursuant to one of the
                                          four separate Pass Through Trust
                                          Agreements that were entered into
                                          between the Company and Wilmington
                                          Trust Company, as trustee under each
                                          Trust. Each Trust is a separate
                                          entity.

New Certificates Offered..............    Pass Through Certificates issued by
                                          each Trust, representing fractional
                                          undivided interests in such Trust. The
                                          New Certificates issued by the Class A
                                          Trust, the Class B Trust, the Class C
                                          Trust and the Class D Trust are
                                          referred to herein as "Class A
                                          Certificates", "Class B Certificates",
                                          "Class C Certificates", and "Class D
                                          Certificates", respectively.

Subordination Agent...................    Wilmington Trust Company, as
                                          subordination agent under the
                                          Intercreditor Agreement (the
                                          "Subordination Agent").

Liquidity Provider....................    De Nationale Investeringsbank N.V., a
                                          bank organized under the laws of The
                                          Netherlands. DNIB has provided three
                                          separate liquidity facilities for the
                                          benefit of the holders of Class A
                                          Certificates, Class B Certificates and
                                          Class C Certificates, respectively.

                       SUMMARY OF TERMS OF CERTIFICATES

                                   CLASS A           CLASS B           CLASS C          CLASS D
                                 CERTIFICATES      CERTIFICATES      CERTIFICATES     CERTIFICATES
                               ----------------  ----------------  ----------------  --------------
Aggregate Face Amount........      $82,513,000       $35,363,000       $35,363,000     $18,510,000
Initial Loan to Aircraft
Value (cumulative)(1)........         35.0%             50.0%             65.0%           72.9%
Expected Principal
Distribution Window
(in years)...................       0.4-18.1          0.4-18.1          0.4-18.1        0.1-11.9
Initial Average Life
(in years)...................         10.3              10.3              10.3             7.1
Regular Distribution Dates...    January 2,        January 2,        January 2,       January 2,
                                  April 2,          April 2,          April 2,         April 2,
                                  July 2 &          July 2 &          July 2 &         July 2 &
                                  October 2         October 2         October 2        October 2
Final Expected Regular
Distribution Date............   July 2, 2014      July 2, 2014      July 2, 2014     April 2, 2008
Final Maturity Date..........  January 2, 2016   January 2, 2016   January 2, 2016   April 2, 2008
Minimum Denomination.........      $   100,000       $   100,000       $   100,000     $   100,000
(S) 1110 Protection(2).......        Yes               Yes               Yes              Yes
Liquidity Facility Coverage..    6 quarterly       6 quarterly       6 quarterly         None
                                  interest          interest          interest
                                  payments          payments          payments
Initial Liquidity Facility
Amount(3)....................      $ 9,592,136       $ 4,540,609       $ 5,421,148       None


(1) Assumes an aggregate appraised Aircraft value of $235,753,333.

(2) The benefits of Section 1110 of the U.S. Bankruptcy Code are available to the Loan Trustees.

(3) For each Class of Certificates (other than the Class D Certificates), the initial amount of the Liquidity Facility covers six consecutive quarterly interest payments (without regard to any future payments of principal on such Certificates). In aggregate for Class A, B and C Certificates, the initial amount of Liquidity Facilities will be $19,553,893.

                       EQUIPMENT NOTES AND THE AIRCRAFT

          Set forth below is certain information about the Equipment Notes to be held in the Trusts and the Aircraft securing such Equipment Notes:

                                                                  OUTSTANDING
   AIRCRAFT                                       EQUIPMENT        PRINCIPAL
 REGISTRATION                     AIRCRAFT          NOTE           AMOUNT OF      APPRAISED
    NUMBER      AIRCRAFT TYPE   DELIVERY DATE   MATURITY DATE   EQUIPMENT NOTES     VALUE
- --------------  -------------   -------------  ---------------  ---------------  ------------


N12114          Boeing 757-224    July 1995    January 2, 2013  $ 37,652,850.00  $ 51,650,000
N14115          Boeing 757-224   August 1995   January 2, 2013    37,798,650.00    51,850,000
N12116          Boeing 757-224   March 1996     April 2, 2014     37,386,771.20    52,593,333
N19117          Boeing 757-224   April 1996     July 2, 2014      37,310,876.80    52,660,000
N33637          Boeing 737-524   April 1996     April 2, 2008     21,599,852.00    27,000,000
                                                                ---------------  ------------
                                                                $171,749,000.00  $235,753,333
                                                                ===============  ============


          The appraised value of each Aircraft set forth above is based upon the lesser of the average and median fair market value of such Aircraft as appraised by three independent appraisal and consulting firms: Aircraft Information Services, Inc. ("AISI"), BK Associates, Inc. ("BK") and Morten Beyer and Associates, Inc. ("MBA") (collectively, the "Appraisers") as of March 26, 1996. See "Risk Factors--Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals."

                         LOAN TO AIRCRAFT VALUE RATIOS

          The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the date of the issuance of the Old Certificates and the Regular Distribution Dates specified therein. The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all of the Aircraft (the "Assumed Aggregate Aircraft Value") on such Regular Distribution Date based on the assumptions set forth below.

          The table is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite May 20, 1996 depreciates by approximately 2% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Although the table is compiled on an aggregate basis, it should be noted that, since the Equipment Notes are not cross-collateralized with respect to the Aircraft, the excess proceeds realized from the disposition of any particular Aircraft would not be available to offset shortfalls on the Equipment Notes relating to any other Aircraft. Therefore, upon the occurrence of an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if certain Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for additional information regarding LTVs for the Equipment Notes issued in respect of each Aircraft, which may be more relevant in a default situation than the aggregate values shown in the following table. Thus, the table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions.


                                 ASSUMED
                                AGGREGATE       CLASS A        CLASS A       CLASS B        CLASS B       CLASS C        CLASS C
                                AIRCRAFT      CERTIFICATES  CERTIFICATES   CERTIFICATES  CERTIFICATES   CERTIFICATES  CERTIFICATES
     DATE                       VALUE(1)      POOL BALANCE       LTV       POOL BALANCE       LTV       POOL BALANCE       LTV
 ---------------             ------------     ------------  ------------   ------------  ------------   -----------   -----------
May 20, 1996                 $235,753,333      $82,513,000          35.0%   $35,363,000          50.0%   $35,363,000        65.0%
April 2, 1997                 230,996,022       80,211,435          34.7     34,376,604          49.6     34,376,604        64.5
April 2, 1998                 226,238,710       78,298,749          34.6     33,556,878          49.4     33,556,878        64.3
April 2, 1999                 221,481,399       76,732,939          34.6     32,885,813          49.5     32,885,813        64.3
April 2, 2000                 216,724,087       74,696,896          34.5     32,013,218          49.2     32,013,218        64.0
April 2, 2001                 211,966,776       70,171,427          33.1     30,073,725          47.3     30,073,725        61.5
April 2, 2002                 207,209,464       64,361,692          31.1     27,583,834          44.4     27,583,834        57.7
April 2, 2003                 202,452,152       59,256,220          29.3     25,395,768          41.8     25,395,768        54.4
April 2, 2004                 197,694,841       56,106,628          28.4     24,045,938          40.5     24,045,938        52.7
April 2, 2005                 192,937,529       51,029,240          26.4     21,869,909          37.8     21,869,909        49.1
April 2, 2006                 188,180,218       46,648,812          24.8     19,992,575          35.4     19,992,575        46.0
April 2, 2007                 183,422,906       41,230,376          22.5     17,670,379          32.1     17,670,379        41.7
April 2, 2008                 158,145,595       32,311,412          20.4     13,847,748          29.2     13,847,748        37.9
April 2, 2009                 153,928,283       27,084,981          17.6     11,607,849          25.1     11,607,849        32.7
April 2, 2010                 149,710,971       21,778,620          14.5      9,333,694          20.8      9,333,694        27.0
April 2, 2011                 143,381,415       13,837,522           9.7      5,930,367          13.8      5,930,367        17.9
April 2, 2012                 134,946,792        5,653,696           4.2      2,423,013           6.0      2,423,013         7.8
April 2, 2013                  65,257,067        2,378,146           3.6      1,019,205           5.2      1,019,205         6.8
April 2, 2014                  30,542,800          423,321           1.4        181,423           2.0        181,423         2.6

                                 CLASS D           CLASS D
                               CERTIFICATES      CERTIFICATES
   DATE                        POOL BALANCE          LTV
 --------------                ------------      ------------

May 20, 1996                  $18,510,000           72.9%
April 2, 1997                  18,219,435           72.4
April 2, 1998                  18,037,450           72.2
April 2, 1999                  16,172,624           71.6
April 2, 2000                  12,443,551           69.8
April 2, 2001                   8,928,294           65.7
April 2, 2002                   8,641,881           61.9
April 2, 2003                   8,321,082           58.5
April 2, 2004                   7,961,770           56.7
April 2, 2005                   7,559,320           53.0
April 2, 2006                   7,108,555           49.8
April 2, 2007                   6,603,672           45.3
April 2, 2008                           0           37.9
April 2, 2009                           0           32.7
April 2, 2010                           0           27.0
April 2, 2011                           0           17.9
April 2, 2012                           0            7.8
April 2, 2013                           0            6.8
April 2, 2014                           0            2.6


(1) The Assumed Aggregate Aircraft Value set forth opposite May 20, 1996 (but not the Assumed Aggregate Aircraft Values for subsequent dates) was determined based upon the lesser of the average and median fair market value of all Aircraft as appraised by the Appraisers as of March 26, 1996 (see "Description of the Aircraft and the Appraisals"). No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering-- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals."

                              CASH FLOW STRUCTURE

        Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.





                   [CASH FLOW STRUCTURE CHART APPEARS HERE]




- ------------------
* Each Leased Aircraft is subject to a separate Lease and the related Indenture; the Owned Aircraft is subject to a separate Indenture.
** Liquidity Facilities are available with respect to the Class A Certificates, the Class B Certificates and the Class C Certificates.

Trust Property........................    The property of each Trust (the "Trust
                                          Property") consists of (i) Equipment
                                          Notes issued (a) on a recourse basis
                                          by Continental in connection with the
                                          financing of the Owned Aircraft and
                                          (b) on a nonrecourse basis by each of
                                          the Owner Trustees in four separate
                                          leveraged lease transactions to
                                          refinance the current indebtedness of
                                          the related Owner Trustee, originally
                                          incurred to finance the purchase of
                                          each of the Leased Aircraft leased by
                                          the related Owner Trustee to
                                          Continental, (ii) the rights of such
                                          Trust under the Intercreditor
                                          Agreement (including all monies
                                          receivable in respect of such rights),
                                          (iii) except for the Class D Trust,
                                          all monies receivable under the
                                          Liquidity Facility for such Trust and
                                          (iv) funds from time to time deposited
                                          with the Trustee in accounts relating
                                          to such Trust. The Equipment Notes
                                          with respect to the Owned Aircraft
                                          were issued in four series under an
                                          Indenture (the "Owned Aircraft
                                          Indenture") between Continental and
                                          the indenture trustee thereunder (the
                                          "Owned Aircraft Trustee"). The
                                          Equipment Notes with respect to each
                                          Leased Aircraft were issued in four
                                          series under an Indenture (each, a
                                          "Leased Aircraft Indenture" and
                                          together with the other Leased
                                          Aircraft Indentures and the Owned
                                          Aircraft Indenture, the "Indentures")
                                          between the applicable Owner Trustee
                                          and the indenture trustee thereunder
                                          (the "Leased Aircraft Trustee" and
                                          together with the other Leased
                                          Aircraft Trustees and the Owned
                                          Aircraft Trustee, the "Loan
                                          Trustees"). Each Trust has acquired,
                                          pursuant to a certain Note Purchase
                                          Agreement (the "Note Purchase
                                          Agreement") and certain Refunding
                                          Agreements (each, a "Refunding
                                          Agreement" and together with the other
                                          Refunding Agreements and the Note
                                          Purchase Agreement, the "Financing
                                          Agreements"), those Equipment Notes
                                          having an interest rate equal to the
                                          interest rate applicable to the
                                          Certificates to be issued by such
                                          Trust. The maturity dates of the
                                          Equipment Notes acquired by each Trust
                                          will occur on or before the final
                                          expected Regular Distribution Date
                                          applicable to the Certificates to be
                                          issued by such Trust. The aggregate
                                          original principal amount of the
                                          Equipment Notes to be held in each
                                          Trust is the same as the aggregate
                                          original face amount of the
                                          Certificates to be issued by such
                                          Trust.

Certificates; Denominations...........    The New Certificates of each Trust
                                          will be issued in a minimum
                                          denomination of $1,000 and integral
                                          multiples thereof. See "Description of
                                          the New Certificates--General."

Regular Distribution Dates............    January 2, April 2, July 2 and October
                                          2, commencing July 2, 1996.

Special Distribution Dates............    Any Business Day on which a Special
                                          Payment is to be distributed.

Record Dates..........................    The fifteenth day preceding a Regular
                                          Distribution Date or a Special
                                          Distribution Date.

Distributions.........................    All payments of principal, premium (if
                                          any) and interest received by the
                                          Trustee on the Equipment Notes held in
                                          each Trust will be distributed by the
                                          Trustee to the holders of the
                                          Certificates (the
                                          "Certificateholders") of such Trust on
                                          the Regular Distribution Dates
                                          referred to above, subject to the
                                          provisions of the Intercreditor
                                          Agreement. Payments on the Equipment
                                          Notes held in each Trust are scheduled
                                          to be received in specified amounts by
                                          the Trustee of such Trust on January
                                          2, April 2, July 2 and October 2,
                                          commencing on July 2, 1996, and to be
                                          distributed to the Certificateholders
                                          of such Trust on the corresponding
                                          Regular Distribution Date, subject to
                                          the provisions of the Intercreditor
                                          Agreement. Payments of principal,
                                          premium (if any) and interest
                                          resulting from the early redemption or
                                          purchase (if any)
                                          of the Equipment Notes held in any
                                          Trust will be distributed on a Special
                                          Distribution Date after not less than
                                          20 days' notice from the Trustee to
                                          the Certificateholders of such Trust,
                                          subject to the provisions of the
                                          Intercreditor Agreement. For a
                                          discussion of distributions upon an
                                          Indenture Default, see "Description of
                                          the New Certificates--Indenture
                                          Defaults and Certain Rights Upon an
                                          Indenture Default."

Events of Default.....................    Events of default under each Pass
                                          Through Trust Agreement (each, a "PTC
                                          Event of Default") are the failure to
                                          pay within 10 Business Days of the due
                                          date thereof: (i) the outstanding Pool
                                          Balance of the applicable Class of
                                          Certificates on the Final Maturity
                                          Date for such Class or (ii) interest
                                          due on such Certificates on any
                                          distribution date (unless in the case
                                          of the Class A, B or C Certificates
                                          the Subordination Agent shall have
                                          made an Interest Drawing with respect
                                          thereto in an amount sufficient to pay
                                          such interest and shall have
                                          distributed such amount to the
                                          Certificateholders entitled thereto).
                                          The Final Maturity Dates for each of
                                          the Class A, B and C Certificates is
                                          January 2, 2016, and the Final
                                          Maturity Date for the Class D
                                          Certificates is April 2, 2008. Any
                                          failure to make expected principal
                                          distributions on any Class of
                                          Certificates on any Regular
                                          Distribution Date (other than the
                                          Final Maturity Date) will not
                                          constitute a PTC Event of Default with
                                          respect to such Certificates.

Purchase Rights of
Certificateholders....................    Upon the occurrence and during the
                                          continuation of a Triggering Event (as
                                          defined below), (i) the Class B
                                          Certificateholders shall have the
                                          right to purchase all, but not less
                                          than all, of the Class A Certificates,
                                          (ii) the Class C Certificateholders
                                          shall have the right to purchase all,
                                          but not less than all, of the Class A
                                          Certificates and the Class B
                                          Certificates and (iii) the Class D
                                          Certificateholders shall have the
                                          right to purchase all, but not less
                                          than all, of the Class A Certificates,
                                          the Class B Certificates and the Class
                                          C Certificates, in each case at a
                                          purchase price equal to the Pool
                                          Balance of the relevant Class or
                                          Classes of Certificates plus accrued
                                          and unpaid interest thereon to the
                                          date of purchase without premium but
                                          including any other amounts due to the
                                          Certificateholders of such Class or
                                          Classes.

                                          "Triggering Event" means (x) the
                                          occurrence of an Indenture Default
                                          under all Indentures resulting in a
                                          PTC Event of Default with respect to
                                          the most senior Class of Certificates
                                          then outstanding, (y) the acceleration
                                          of all of the outstanding Equipment
                                          Notes or (z) certain bankruptcy or
                                          insolvency events involving
                                          Continental.

Equipment Notes
(a)  Interest.........................    The Equipment Notes held in each Trust
                                          accrue interest at the applicable rate
                                          per annum for such Trust set forth on
                                          the cover page of this Prospectus,
                                          payable on January 2, April 2, July 2
                                          and October 2 of each year commencing
                                          on July 2, 1996, and such interest
                                          payments will be passed through to
                                          Certificateholders of such Trust on
                                          each such date until the final
                                          distribution date for such
                                          Certificates, in each case, subject to
                                          the Intercreditor Agreement. Interest
                                          is calculated on the basis of a 360-
                                          day year consisting of twelve 30-day
                                          months. See "Description of the
                                          Equipment Notes--Principal and
                                          Interest Payments". The interest rates
                                          for the Equipment Notes are subject to
                                          change under certain circumstances
                                          described in "Exchange Offer--Terms of
                                          the Exchange Offer" to the same extent
                                          as the interest rates for the Old
                                          Certificates. The New Certificates do
                                          not contain terms with respect to
                                          interest rate step-up provisions of
                                          the Old Certificates.

(b)  Principal........................    Scheduled principal payments on the
                                          Equipment Notes held in each Trust
                                          will be passed through to the
                                          Certificateholders of each such Trust
                                          on January 2, April 2, July 2 and
                                          October 2 in certain years, commencing
                                          on October 2, 1996, in the case of
                                          each of the Class A Trust, the Class B
                                          Trust and the Class C Trust and on
                                          July 2, 1996, in the case of the Class
                                          D Trust, in accordance with the
                                          principal repayment schedule set forth
                                          below under "Description of New
                                          Certificates--Pool Factors" and
                                          "Description of the Equipment Notes--
                                          Principal and Interest Payments", in
                                          each case, subject to the
                                          Intercreditor Agreement.

(c)  Redemption and Purchase
     Mandatory Redemption.............    If an Event of Loss occurs with
                                          respect to any Aircraft and such
                                          Aircraft is not replaced by
                                          Continental under the related Lease
                                          (in the case of a Leased Aircraft) or
                                          under the Owned Aircraft Indenture (in
                                          the case of the Owned Aircraft), the
                                          Equipment Notes issued with respect to
                                          such Aircraft will be redeemed in
                                          whole, in each case at a price equal
                                          to the aggregate unpaid principal
                                          thereof, together with accrued
                                          interest thereon to, but not
                                          including, the date of redemption, but
                                          without any premium.

     Optional Redemption and
     Purchase.........................    All of the Equipment Notes issued with
                                          respect to any Aircraft may be
                                          redeemed prior to maturity at a price
                                          equal to the aggregate unpaid
                                          principal thereof, together with
                                          accrued interest thereon to, but not
                                          including, the date of redemption,
                                          plus, if such redemption is made prior
                                          to September 22, 2006 (in the case of
                                          the Equipment Notes held by the Class
                                          A Trust, the Class B Trust or the
                                          Class C Trust) or June 26, 2003 (in
                                          the case of the Equipment Notes held
                                          by the Class D Trust) (each, a
                                          "Premium Termination Date"), a Make-
                                          Whole Premium (as defined herein). See
                                          "Description of the Equipment Notes--
                                          Redemption" for a description of the
                                          manner of computing such Make-Whole
                                          Premium and the circumstances under
                                          which the Equipment Notes may be so
                                          redeemed.

                                          If, with respect to a Leased Aircraft,
                                          (x) one or more Lease Events of
                                          Default shall have occurred and be
                                          continuing, (y) in the event of a
                                          bankruptcy proceeding involving
                                          Continental, (i) during the Section
                                          1110 Period (as defined herein), the
                                          trustee in such proceeding or
                                          Continental does not agree to perform
                                          its obligations under the related
                                          Lease or (ii) at any time after
                                          agreeing to perform such obligations,
                                          such trustee or Continental ceases to
                                          perform such obligations or (z) the
                                          Loan Trustee with respect to such
                                          Equipment Notes shall take action or
                                          notify the applicable Owner Trustee
                                          that it intends to take action to
                                          foreclose the lien of the related
                                          Leased Aircraft Indenture, then in
                                          each case the Equipment Notes issued
                                          with respect to such Leased Aircraft
                                          may be purchased by the Owner Trustee
                                          or Owner Participant on the applicable
                                          purchase date at a price equal to the
                                          aggregate unpaid principal thereof,
                                          together with accrued interest thereon
                                          to, but not including, the purchase
                                          date, but without any premium
                                          (provided that a premium shall be
                                          payable if such Equipment Notes are to
                                          be purchased pursuant to clause (x)
                                          above when a Lease Event of Default
                                          shall have occurred and be continuing
                                          for less than 120 days). Continental,
                                          as owner of the Owned Aircraft, has no
                                          comparable right under the Owned
                                          Aircraft Indenture to purchase the
                                          Equipment Notes under such
                                          circumstances.

(d)  Security.........................    The Equipment Notes issued with
                                          respect to each Aircraft are secured
                                          by a security interest in such
                                          Aircraft and, in the case of each
                                          Leased Aircraft, by an assignment to
                                          the related Loan Trustee of certain of
                                          the related Owner Trustees rights
                                          under the Lease with respect to such
                                          Aircraft, including the right to
                                          receive payments of rent thereunder,
                                          with certain exceptions. The Equipment
                                          Notes are not cross-collateralized
                                          and, consequently, the Equipment Notes
                                          issued in respect of any one Aircraft
                                          are not secured by any of the other
                                          Aircraft or the Leases related
                                          thereto. There are no cross-default
                                          provisions in the Indentures or in the
                                          Leases. Consequently, events resulting
                                          in an Indenture Default under any
                                          particular Indenture may or may not
                                          result in an Indenture Default
                                          occurring under any other Indenture,
                                          and a Lease Event of Default under any
                                          particular Lease will not constitute a
                                          Lease Event of Default under any other
                                          Lease. If the Equipment Notes issued
                                          with respect to one or more Aircraft
                                          are in default and the Equipment Notes
                                          issued with respect to the remaining
                                          Aircraft are not in default, no
                                          remedies will be exercisable under the
                                          Indentures with respect to such
                                          remaining Aircraft. See "Description
                                          of the Equipment Notes--Security and
                                          Indenture Defaults, Notice and
                                          Waiver".

                                          Although the Equipment Notes issued in
                                          respect of the Leased Aircraft are not
                                          obligations of, or guaranteed by,
                                          Continental, the amounts
                                          unconditionally payable by Continental
                                          for lease of the Leased Aircraft will
                                          be sufficient to pay in full when due
                                          all amounts required to be paid on the
                                          Equipment Notes issued in respect of
                                          the Leased Aircraft. The Equipment
                                          Notes issued in respect of the Owned
                                          Aircraft are direct obligations of
                                          Continental. See "Description of the
                                          Equipment Notes--General".

(e)  Section 1110 Protection..........    Cleary, Gottlieb, Steen & Hamilton,
                                          counsel to Continental, has advised
                                          (x) the Leased Aircraft Trustees that
                                          the Owner Trustee, as lessor under the
                                          Lease relating to each Leased
                                          Aircraft, and the related Leased
                                          Aircraft Trustee, as assignee of such
                                          Owner Trustee's rights under such
                                          Lease pursuant to the related Leased
                                          Aircraft Indenture, are entitled to
                                          the benefits of Section 1110 of the
                                          U.S. Bankruptcy Code with respect to
                                          the airframe and engines comprising
                                          the related Leased Aircraft and (y)
                                          the Owned Aircraft Trustee that it is
                                          entitled to the benefits of Section
                                          1110 of the U.S. Bankruptcy Code with
                                          respect to the airframe and engines
                                          comprising the Owned Aircraft. See
                                          "Description of the Equipment Notes--
                                          Remedies" for a description of that
                                          opinion and certain assumptions
                                          contained therein.

(f)  Ranking..........................    Series B Equipment Notes issued in
                                          respect of any Aircraft are
                                          subordinated in right of payment to
                                          Series A Equipment Notes issued in
                                          respect of such Aircraft; Series C
                                          Equipment Notes issued in respect of
                                          such Aircraft are subordinated in
                                          right of payment to such Series B
                                          Equipment Notes; and Series D
                                          Equipment Notes issued in respect of
                                          such Aircraft are subordinated in
                                          right of payment to such Series C
                                          Equipment Notes. On each Distribution
                                          Date, (i) payments of interest and
                                          principal due on Series A Equipment
                                          Notes issued in respect of any
                                          Aircraft will be made prior to
                                          payments of interest and principal due
                                          on Series B Equipment Notes issued in
                                          respect of such Aircraft, (ii)
                                          payments of interest and principal due
                                          on such Series B Equipment Notes will
                                          be made prior to payments of interest
                                          and principal due on Series C
                                          Equipment Notes issued in respect of
                                          such Aircraft and (iii) payments of
                                          interest and principal due on such

                                          Series C Equipment Notes will be made
                                          prior to payments of interest and
                                          principal due on Series D Equipment
                                          Notes issued in respect of such
                                          Aircraft.

(g)  Owner Participant................    Gaucho-2 Inc., a wholly owned
                                          subsidiary of The Boeing Company
                                          ("Boeing"), is currently the owner
                                          participant ("Owner Participant") with
                                          respect to all of the four leveraged
                                          leases for the Leased Aircraft. The
                                          Owner Participant and certain of its
                                          affiliates have various business
                                          relationships with Continental,
                                          including as a supplier of certain
                                          equipment and services to Continental.
                                          The Owner Participant has the right to
                                          sell, assign or otherwise transfer its
                                          interests as Owner Participant in any
                                          or all of such leveraged leases,
                                          subject to the terms and conditions of
                                          the relevant Participation Agreement
                                          and related documents.

Liquidity Facilities..................    The Subordination Agent and the
                                          Liquidity Provider entered into a
                                          revolving credit agreement (each, a
                                          "Liquidity Facility") with respect to
                                          each Trust (other than the Class D
                                          Trust). Under each of the Liquidity
                                          Facilities, the Liquidity Provider
                                          will, if necessary, make advances
                                          ("Interest Drawings") in an aggregate
                                          amount (the "Required Amount")
                                          sufficient to pay interest on the
                                          Class A, B or C Certificates, as the
                                          case may be, on up to six successive
                                          quarterly Regular Distribution Dates
                                          (without regard to any future payments
                                          of principal on such Certificates) at
                                          the respective interest rates shown on
                                          the cover page of this Prospectus
                                          (plus an additional margin specified
                                          by the Registration Rights Agreement,
                                          if applicable) for such Certificates
                                          (the "Stated Interest Rates"). The
                                          initial amount available under the
                                          Liquidity Facilities for the Class A
                                          Certificates, the Class B Certificates
                                          and the Class C Certificates is
                                          $9,592,136, $4,540,609 and $5,421,148,
                                          respectively. An Interest Drawing
                                          under the relevant Liquidity Facility
                                          will be made promptly after any
                                          Regular Distribution Date if, after
                                          giving effect to the subordination
                                          provisions of the Intercreditor
                                          Agreement, there are insufficient
                                          funds available to the Subordination
                                          Agent to pay interest on any Class A,
                                          B or C Certificates; provided,
                                          however, that on any date the maximum
                                          amount available under such Liquidity
                                          Facility to fund any shortfall in
                                          interest due on such Certificates will
                                          not exceed an amount equal to the then
                                          Required Amount of such Liquidity
                                          Facility. The Liquidity Facility for
                                          any Class of Certificates does not
                                          provide for drawings thereunder to pay
                                          for principal of or premium on the
                                          Certificates of such Class, any
                                          interest on the Certificates of such
                                          Class in excess of the Stated Interest
                                          Rates, or principal of or interest or
                                          premium on the Certificates of any
                                          other Class.

                                          Upon each Interest Drawing under any
                                          Liquidity Facility, the Subordination
                                          Agent will be obligated to reimburse
                                          (to the extent that the Subordination
                                          Agent has available funds therefor)
                                          the Liquidity Provider for the amount
                                          of such drawing. Such reimbursement
                                          obligation and any other amounts owing
                                          to the Liquidity Provider under each
                                          Liquidity Facility or certain other
                                          agreements (the "Liquidity
                                          Obligations") will rank pari passu
                                          with the Liquidity Obligations
                                          relating to all other Liquidity
                                          Facilities and will rank senior to the
                                          Certificates in right of payment. Upon
                                          reimbursement in full of the Interest
                                          Drawings, together with any accrued
                                          interest thereon, under any Liquidity
                                          Facility, the amount available under
                                          such Liquidity Facility will be
                                          reinstated to the then Required Amount
                                          of such Liquidity Facility; provided
                                          that the amount will not be so
                                          reinstated if (i) a Liquidity Event of
                                          Default shall have occurred and be
                                          continuing and (ii) less than 65% of
                                          the
                                          aggregate outstanding principal amount
                                          of all Equipment Notes are Performing
                                          Equipment Notes.

                                          "Performing Equipment Note" means an
                                          Equipment Note with respect to which
                                          no payment default has occurred and is
                                          continuing; provided that in the event
                                          of a bankruptcy proceeding involving
                                          Continental under the U.S. Bankruptcy
                                          Code, (i) any payment default existing
                                          during the 60-day period under Section
                                          1110(a)(1)(A) of the U.S. Bankruptcy
                                          Code (or such longer period as may
                                          apply under Section 1110(b) of the
                                          U.S. Bankruptcy Code) (the "Section
                                          1110 Period") shall not be taken into
                                          consideration, unless during the
                                          Section 1110 Period the trustee in
                                          such proceeding or Continental does
                                          not agree to perform its obligations
                                          under the Lease related to such
                                          Equipment Note (in the case of a
                                          Leased Aircraft) or under the Owned
                                          Aircraft Indenture (in the case of the
                                          Owned Aircraft) and (ii) any payment
                                          default occurring after the date of
                                          the order of relief in such proceeding
                                          shall not be taken into consideration
                                          if such payment default is cured under
                                          Section 1110(a)(1)(B) of the U.S.
                                          Bankruptcy Code before the later of 30
                                          days after the date of such default or
                                          the expiration of the Section 1110
                                          Period.

                                          If at any time the short-term
                                          unsecured debt rating of any Liquidity
                                          Provider issued by either Rating
                                          Agency (or if DNIB is such Liquidity
                                          Provider and does not have a published
                                          short-term unsecured debt rating
                                          issued by Standard & Poor's, with
                                          respect to Standard & Poor's only, the
                                          long-term unsecured debt rating of
                                          DNIB issued by Standard & Poor's) is
                                          lower than the Threshold Rating, the
                                          Liquidity Facility for the related
                                          Class of Certificates will be required
                                          to be replaced by another similar
                                          facility to be provided by a financial
                                          institution having such unsecured debt
                                          ratings issued by both Rating Agencies
                                          which are equal to or higher than the
                                          Threshold Rating. If such Liquidity
                                          Facility is not replaced within 10
                                          days after notice of the downgrading,
                                          such Liquidity Facility will be drawn
                                          in full (the "Downgrade Drawing") and
                                          the proceeds will be deposited into a
                                          cash collateral account (the "Cash
                                          Collateral Account") for the related
                                          Class of Certificates and used for the
                                          same purposes and under the same
                                          circumstances and subject to the same
                                          conditions as cash payments of
                                          Interest Drawings under such Liquidity
                                          Facility would be used.

                                          Upon receipt by the Subordination
                                          Agent of a Termination Notice with
                                          respect to any Liquidity Facility from
                                          the Liquidity Provider (given as
                                          described in "Description of the
                                          Liquidity Facilities--Liquidity Events
                                          of Default"), the Subordination Agent
                                          shall request a final drawing (the
                                          "Final Drawing") under such Liquidity
                                          Facility in an amount equal to all
                                          available and undrawn amounts
                                          thereunder and shall hold the proceeds
                                          thereof in the Cash Collateral Account
                                          for the related Trust as cash
                                          collateral to be used for the same
                                          purposes and under the same
                                          circumstances, and subject to the same
                                          conditions, as cash payments of
                                          Interest Drawings under such Liquidity
                                          Facility would be used.

                                          Continental may, at its option, with
                                          or without cause, arrange for a
                                          replacement facility to replace the
                                          Liquidity Facility for any Trust,
                                          subject to certain conditions. If such
                                          replacement facility is provided at
                                          any time after a Downgrade Drawing
                                          under such Liquidity Facility, the
                                          funds on deposit in the Cash
                                          Collateral Account for such Trust will
                                          be returned to the

                                          Liquidity Provider being replaced.

                                          Notwithstanding the subordination
                                          provisions of the Intercreditor
                                          Agreement, the holders of the
                                          Certificates issued by each Trust
                                          (other than the Class D Trust) will be
                                          entitled to receive and retain the
                                          proceeds of drawings under the
                                          Liquidity Facility for such Trust. See
                                          "Description of the Liquidity
                                          Facilities".

Liquidity Provider....................    De Nationale Investeringsbank N.V., a
                                          bank organized under the laws of The
                                          Netherlands. DNIB has provided three
                                          separate liquidity facilities for the
                                          benefit of the holders of Class A
                                          Certificates, Class B Certificates and
                                          Class C Certificates, respectively.

Intercreditor Agreement
(a)  Subordination....................    The Trusts, the Liquidity Providers
                                          and the Subordination Agent have
                                          entered into an agreement (the
                                          "Intercreditor Agreement") which
                                          provides as follows:

                                          (i) All payments made in respect of
                                          the Equipment Notes and certain other
                                          payments will be made to the
                                          Subordination Agent, which will
                                          distribute such payments in accordance
                                          with the provisions of paragraphs (ii)
                                          and (iii) below.

                                          (ii) On any Regular Distribution Date
                                          or Special Distribution Date (each, a
                                          "Distribution Date"), so long as no
                                          Triggering Event shall have occurred
                                          (whether or not continuing), all
                                          payments received by the Subordination
                                          Agent in respect of the Equipment
                                          Notes and certain other payments shall
                                          be distributed in the following order:
                                          (1) payment of the Liquidity
                                          Obligations; (2) payment of Expected
                                          Distributions to the holders of Class
                                          A Certificates; (3) payment of
                                          Expected Distributions to the holders
                                          of Class B Certificates; (4) payment
                                          of Expected Distributions to the
                                          holders of Class C Certificates; (5)
                                          payment of Expected Distributions to
                                          the holders of Class D Certificates;
                                          and (6) payment of certain fees and
                                          expenses of the Subordination Agent
                                          and the Trustees.

                                          "Expected Distributions" means, with
                                          respect to the Certificates of any
                                          Trust on any Distribution Date (the
                                          "Current Distribution Date") the sum
                                          of (x) accrued and unpaid interest on
                                          such Certificates and (y) the
                                          difference between (A) the Pool
                                          Balance of such Certificates as of the
                                          immediately preceding Distribution
                                          Date and (B) the Pool Balance of such
                                          Certificates as of the Current
                                          Distribution Date, calculated on the
                                          basis that the principal of the
                                          Equipment Notes held in such Trust has
                                          been paid when due (whether at stated
                                          maturity, upon redemption, prepayment
                                          or acceleration or otherwise) and such
                                          payments have been distributed to the
                                          holders of such Certificates.

                                          (iii) Upon the occurrence of a
                                          Triggering Event and at all times
                                          thereafter, all payments received by
                                          the Subordination Agent in respect of
                                          the Equipment Notes and certain other
                                          payments shall be distributed in the
                                          following order: (1) to the
                                          Subordination Agent, the Trustee and
                                          certain other parties in payment of
                                          the Administration Expenses (as
                                          defined herein) and to the Liquidity
                                          Provider in payment of the Liquidity
                                          Obligations; (2) to the holders of
                                          Class A Certificates in payment of
                                          Adjusted Expected Distributions; (3)
                                          to the holders of Class B Certificates
                                          in payment of Adjusted Expected
                                          Distributions; (4) to the holders of
                                          Class C Certificates
                                          in payment of Adjusted Expected
                                          Distributions; and (5) to the holders
                                          of Class D Certificates in payment of
                                          Adjusted Expected Distributions.

                                          "Adjusted Expected Distributions"
                                          means, with respect to the
                                          Certificates of any Trust on any
                                          Distribution Date (the "Current
                                          Distribution Date"), the sum of (x)
                                          accrued and unpaid interest on such
                                          Certificates and (y) the greater of:

                                          (A) the difference between (x) the
                                              Pool Balance of such Certificates
                                              as of the immediately preceding
                                              Distribution Date and (y) the Pool
                                              Balance of such Certificates as of
                                              the Current Distribution Date
                                              calculated on the basis that (i)
                                              the principal of the Equipment
                                              Notes other than Performing
                                              Equipment Notes (the "Non-
                                              Performing Equipment Notes") held
                                              in such Trust has been paid in
                                              full and such payments have been
                                              distributed to the holders of such
                                              Certificates and (ii) the
                                              principal of the Performing
                                              Equipment Notes has been paid when
                                              due (but without giving effect to
                                              any acceleration of Performing
                                              Equipment Notes) and such payments
                                              have been distributed to the
                                              holders of such Certificates, and

                                          (B) the amount of the excess, if any,
                                              of (i) the Pool Balance of such
                                              Class of Certificates as of the
                                              immediately preceding Distribution
                                              Date, over (ii) the Aggregate LTV
                                              Collateral Amount for such Class
                                              of Certificates for the Current
                                              Distribution Date;

                                          provided that, until the date of the
                                          initial LTV Appraisals, clause (B)
                                          shall not apply.

                                          "Aggregate LTV Collateral Amount" for
                                          any Class of Certificates for any
                                          Distribution Date means the sum of the
                                          applicable LTV Collateral Amounts for
                                          each Aircraft, minus the Pool Balance
                                          for each Class of Certificates, if
                                          any, senior to such Class, after
                                          giving effect to any distribution of
                                          principal on such Distribution Date on
                                          such senior Class or Classes.

                                          "LTV Collateral Amount" of any
                                          Aircraft for any Class of Certificates
                                          means, as of any Distribution Date,
                                          the lesser of (i) the LTV Ratio for
                                          such Class of Certificates multiplied
                                          by the Appraised Current Market Value
                                          of such Aircraft and (ii) the
                                          outstanding principal amount of the
                                          Equipment Notes secured by such
                                          Aircraft after giving effect to any
                                          principal payments of such Equipment
                                          Notes on or before such Distribution
                                          Date.

                                          "LTV Ratio" means for the Class A
                                          Certificates 35.0%, for the Class B
                                          Certificates 50.0%, for the Class C
                                          Certificates 65.0% and for the Class D
                                          Certificates 72.9%.

                                          "Appraised Current Market Value" of
                                          any Aircraft means the lower of the
                                          average and the median of the most
                                          recent three Appraisals of such
                                          Aircraft. After a Triggering Event
                                          occurs and any Equipment Note becomes
                                          a Non-Performing Equipment Note, the
                                          Subordination Agent shall obtain
                                          Appraisals for the Aircraft (the "LTV
                                          Appraisals") as soon as practicable
                                          and additional LTV Appraisals on or
                                          prior to each anniversary of the date
                                          of such initial LTV Appraisals;
                                          provided that if the Controlling Party
                                          reasonably objects to the appraised
                                          value of the Aircraft shown in such
                                          LTV Appraisals, the Controlling Party
                                          shall have the right to obtain or
                                          cause to
                                          be obtained substitute LTV Appraisals
                                          (including LTV Appraisals based upon
                                          physical inspection of the Aircraft).

(b)  Intercreditor Rights.............    Pursuant to the Intercreditor
                                          Agreement, the Trustees and the
                                          Liquidity Provider have agreed that,
                                          with respect to any Indenture at any
                                          given time, the Loan Trustee will be
                                          directed (a) in taking, or refraining
                                          from taking, any action thereunder by
                                          the holders of at least a majority of
                                          the outstanding principal amount of
                                          the Equipment Notes issued thereunder
                                          as long as no Indenture Default has
                                          occurred and is continuing thereunder
                                          and (b) subject to certain conditions,
                                          in exercising remedies thereunder
                                          (including acceleration of such
                                          Equipment Notes or foreclosing the
                                          lien on the Aircraft securing such
                                          Equipment Notes) by the Controlling
                                          Party insofar as an Indenture Default
                                          thereunder has occurred and is
                                          continuing.

                                          "Controlling Party" with respect to
                                          any Indenture means: (w) the Class A
                                          Trustee; (x) upon payment of Final
                                          Distributions to the holders of Class
                                          A Certificates, the Class B Trustee;
                                          (y) upon payment of Final
                                          Distributions to the holders of Class
                                          B Certificates, the Class C Trustee;
                                          and (z) upon payment of Final
                                          Distributions to the holders of Class
                                          C Certificates, the Class D Trustee.
                                          See "Description of the New
                                          Certificates--Indenture Defaults and
                                          Certain Rights Upon an Indenture
                                          Default" for a description of the
                                          rights of the Certificateholders of
                                          each Trust to direct the respective
                                          Trustees. Notwithstanding the
                                          foregoing, at any time after 18 months
                                          from the earlier to occur of (x) the
                                          date on which the entire available
                                          amount under any Liquidity Facility
                                          shall have been drawn (for any reason
                                          other than a Downgrade Drawing) and
                                          remain unreimbursed and (y) the date
                                          on which all Equipment Notes shall
                                          have been accelerated, the Liquidity
                                          Provider shall have the right to
                                          become the Controlling Party with
                                          respect to such Indenture; provided
                                          that if there is more than one
                                          Liquidity Provider, the Liquidity
                                          Provider with the greatest amount of
                                          unreimbursed Liquidity Obligations
                                          shall have such right. For purposes of
                                          giving effect to the foregoing, the
                                          Trustees (other than the Controlling
                                          Party) have irrevocably agreed (and
                                          the Certificateholders (other than the
                                          Certificateholders represented by the
                                          Controlling Party) shall be deemed to
                                          agree by virtue of their purchase of
                                          Certificates) to exercise their voting
                                          rights as directed by the Controlling
                                          Party. For a description of certain
                                          limitations on the Controlling Partys
                                          rights to exercise remedies, see
                                          "Description of the Equipment Notes--
                                          Remedies".

                                          "Final Distributions" means, with
                                          respect to the Certificates of any
                                          Trust on any Distribution Date, the
                                          sum of (x) accrued and unpaid interest
                                          on such Certificates and (y) the Pool
                                          Balance of such Certificates as of the
                                          immediately preceding Distribution
                                          Date.

                                          (i)  Upon the occurrence and during
                                               the continuation of any Indenture
                                               Default under any Indenture, the
                                               Controlling Party may accelerate
                                               and sell all (but not less than
                                               all) of the Equipment Notes
                                               issued under such Indenture to
                                               any person, subject to the
                                               provisions of paragraph (ii)
                                               below. The proceeds of such sale
                                               will be distributed pursuant to
                                               the provisions of the
                                               Intercreditor Agreement.

                                          (ii) So long as any Certificates are
                                               outstanding, during nine months
                                               after the earlier of (x) the
                                               acceleration of the Equipment
                                               Notes under any Indenture or (y)
                                               the bankruptcy or insolvency of
                                               Continental, without
                                               the consent of each Trustee, (a)
                                               no Aircraft subject to the lien
                                               of such Indenture or such
                                               Equipment Notes may be sold, if
                                               the net proceeds from such sale
                                               would be less than the Minimum
                                               Sale Price for such Aircraft or
                                               such Equipment Notes, and (b)
                                               with respect to any Leased
                                               Aircraft, the amount and payment
                                               dates of rentals payable by
                                               Continental under the Lease for
                                               such Leased Aircraft may not be
                                               adjusted, if, as a result of such
                                               adjustment, the discounted
                                               present value of all such rentals
                                               would be less than 75% of the
                                               discounted present value of the
                                               rentals payable by Continental
                                               under such Lease before giving
                                               effect to such adjustment, in
                                               each case, using the weighted
                                               average interest rate of the
                                               Equipment Notes issued under such
                                               Indenture as the discount rate.

                                        "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Certificates; Book-Entry
Registration..........................  The New Certificates of each Trust will be represented by a single permanent
                                        global Certificate in definitive, fully
                                        registered form and registered in the
                                        name of Cede & Co. ("Cede"), as nominee
                                        of The Depository Trust Company ("DTC").
                                        See "Description of the New
                                        Certificates--Book Entry; Delivery
                                        and Form."

Method of Distribution................  The persons in whose names the
                                        Certificates are registered will be
                                        treated as the owners of such
                                        Certificates for the purpose of
                                        receiving payments of principal of and
                                        interest on such Certificates and for
                                        all other purposes whatsoever.
                                        Therefore, none of the Trustee,
                                        Continental, the Loan Trustee, the
                                        Liquidity Provider, the Owner
                                        Participant or the Owner Trustee has any direct responsibility or liability for distributions or payments to owners of beneficial interests in the Certificates (the "Certificate Owners").
                                        Distributions by the Trustee in respect
                                        of Certificates registered in the name
                                        of Cede, as nominee of DTC, including
                                        the final distribution of principal with respect to such Certificates of any Trust, will be made in same-day funds to DTC. DTC will in turn make distributions in same-day funds to those participants in DTC who are credited with ownership of such Certificates ("DTC
                                        Participants") in amounts proportionate
                                        to the amount of each such DTC
                                        Participants respective holdings of
                                        beneficial interests in such
                                        Certificates. Corresponding payments by
                                        the DTC Participants to beneficial
                                        owners of such Certificates will be the
                                        responsibility of such DTC Participants
                                        and will be made in accordance with
                                        customary industry practices.
                                        Distributions by the Trustee to
                                        Certificateholders in respect of
                                        Certificates issued in definitive form,
                                        other than the final distribution, will
                                        be made by check mailed to each such
                                        Certificateholder of record on the
                                        applicable record date at its address
                                        appearing on the register. The final
                                        distribution with respect to the
                                        Certificates of any Trust will be made
                                        only upon surrender and presentation
                                        thereof to the Trustee. See "Description of the New Certificates--Book-Entry; Delivery and Form".

Trustee..........................  Wilmington Trust Company will act as Trustee and as paying agent and registrar for the Certificates of each Trust. Wilmington Trust Company will also act as Loan Trustee, as paying agent and registrar for each Series of Equipment Notes and as Subordination Agent under the Intercreditor Agreement.

Federal Income Tax Consequences..  The exchange of New Certificates for Old
                                   Certificates should not be a sale or exchange or otherwise a taxable event for Federal income tax purposes.

ERISA Considerations.............  In general, employee benefit plans subject to
                                   Title I of the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or entities which may be deemed to hold the assets of any such plan) (collectively, "Plans") will be eligible to purchase the Class A Certificates. Plans will not be eligible to purchase Class B, Class C or Class D Certificates, except that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to constitute Plan assets if the conditions of Prohibited Transaction Class Exemption ("PTCE") 95-60 are satisfied. Holders of Class B, Class C or Class D Certificates that tender such Old Certificates in exchange for New Certificates will be deemed to have represented and warranted that either (i) no Plan assets have been used to purchase such Certificate or
                                   (ii) the purchase and holding of such
                                   Certificate is exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to PTCE 95-60. See "ERISA Considerations" and "Transfer Restrictions". Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                                  RISK FACTORS

          Holders of Old Certificates should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering their Old Certificates in the Exchange Offer. The risk factors set forth below (other than "--Risk Factors Relating to the Certificates-- Consequences of Failure to Exchange") are generally applicable to the Old Certificates as well as the New Certificates.

RISK FACTORS RELATING TO THE COMPANY

Continental's History of Operating Losses

          Although Continental recorded net income of $224 million in 1995 and $255 million in the six months ended June 30, 1996, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

Leverage and Liquidity

          Continental has successfully negotiated a variety of agreements to increase its liquidity during 1995 and 1996. Nevertheless, Continental remains more leveraged and has significantly less liquidity than certain of its competitors, several of whom have available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry.

          As of June 30, 1996, Continental and its consolidated subsidiaries had approximately $1.7 billion (including current maturities) of long-term indebtedness and capital lease obligations and had approximately $867 million of minority interest, Continental-obligated mandatorily redeemable preferred securities of subsidiary trust, redeemable warrants, redeemable preferred stock and common stockholders' equity. Common stockholders' equity reflects the adjustment of the Company's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with fresh start reporting.

          During the first and second quarters of 1995, in connection with negotiations with various lenders and lessors, Continental ceased or reduced contractually required payments under various agreements, which produced a significant number of events of default under debt, capital lease and operating lease agreements. Through agreements reached with the various lenders and lessors, Continental has cured all of these events of default. The last such agreement was put in place during the fourth quarter of 1995.

          As of June 30, 1996, Continental had approximately $825 million of cash and cash equivalents, including restricted cash and cash equivalents of $104 million. Continental does not have general lines of credit and has significant encumbered assets.

          Continental had firm commitments with The Boeing Company ("Boeing") to take delivery of 43 new jet aircraft during the years 1997 through 2002 with an estimated aggregate cost of $2.6 billion. Continental has recently amended the terms of its commitments with Boeing to take delivery of a total of 61 jet aircraft during the years 1997 through 2003 with options for an additional 23 aircraft. The estimated aggregate cost of the firm-commitment aircraft is $2.7 billion. These amendments changed the aircraft mix and timing of delivery of aircraft, in order to more closely match Continentals anticipated future aircraft needs. In addition, the Company took delivery of three Beech 1900-D aircraft in the second quarter of 1996 and an additional four such aircraft are scheduled to be delivered later in 1996. The Company currently anticipates that the firm financing commitments available to it with respect to its acquisition of new aircraft from Boeing and Beech Acceptance Corporation ("Beech") will be sufficient to fund all new aircraft deliveries scheduled during 1996, and that it will have remaining financing commitments from aircraft manufacturers of $676 million for jet aircraft deliveries beyond 1996. However, the Company believes that further financing will be needed to satisfy the remaining amount of such capital commitments. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments. Continental has also entered into letters of intent or agreements with several outside parties to lease four DC10-30 aircraft and to purchase three DC10-30 aircraft and two MD-80 aircraft. These nine aircraft are expected to be delivered by mid-year 1997, and Continental expects to finance the aircraft to be purchased from available cash or from third-party sources. The Company's wholly-owned subsidiary, Continental Express, Inc. ("Express"), recently announced an order for EMB-145 regional jets. Express' order, which is for 25 firm aircraft and 175 option aircraft, is structured so that Express will lease, under operating leases, the aircraft it takes under the aircraft order, and neither Express nor Continental will have any obligation to take aircraft which are not financed by a third party and leased to Express. Continental will guarantee Express' obligations under the operating leases.

          For 1996, Continental expects to incur cash expenditures under operating leases relating to aircraft of approximately $568 million, compared with $521 million for 1995, and approximately $229 million relating to facilities and other rentals, the same amount as for 1995. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See "--Regulatory Matters."

          CMI recently consummated a $320 million secured term loan financing with a group of banks and other financial institutions. The loan was made in two tranches--a $180 million five-year amortizing term loan and a $140 million seven-year amortization extended loan. Each tranche bears interest at a floating rate. The loan is secured by the stock of CMI and substantially all its unencumbered assets, consisting primarily of CMI's route authorities, and is guaranteed by Continental and Air Micronesia, Inc. (CMI's parent company).

          CMI used the net proceeds of the financing to prepay $160 million in principal amount of indebtedness to an affiliate of General Electric Company (General Electric Company and affiliates, collectively "GE") and to pay transaction costs, and Continental used the $136 million in proceeds received by it as an indirect dividend from CMI, together with approximately $28 million of cash on hand, to prepay approximately $164 million in principal amount of indebtedness to GE. The bank financing does not contain any restrictive covenants at the Continental parent level, and none of the assets of Continental Airlines, Inc. (other than its stock in Air Micronesia, Inc.) is pledged in connection with the new financing.

          The bank financing contains significant financial covenants relating to CMI, including maintenance of a minimum fixed charge coverage ratio, a minimum consolidated net worth and minimum liquidity, and covenants restricting CMI's leverage, its incurrence of certain indebtedness and its pledge of assets. The financial covenants also limit the ability of CMI to pay dividends to Continental.

          On July 2, 1996, the Company announced its plan to expand its gates and related facilities in Terminal B as well as planned improvements at Terminal C at Continental's Houston Intercontinental Airport hub. The expansion is expected to cost approximately $115 million, which the Company expects will be funded principally by the issuance of tax-exempt debt by the applicable municipal authority. In connection therewith, the Company expects to enter into long-term leases (or amendments to existing leases) with the applicable municipal authority containing rental payments sufficient to service the related tax-exempt debt.

Aircraft Fuel

          Since fuel costs constitute a significant portion of Continental's operating costs (approximately 12.5% for the year ended December 31, 1995 and 12.8% for the six months ended June 30, 1996), significant changes in fuel costs would materially affect the Company's operating results. Jet fuel prices have recently increased. Fuel prices continue to be susceptible to international events, and the Company cannot predict near or longer-term fuel prices. The Company has entered into petroleum option contracts to provide some short-term protection (currently approximately six months) against a sharp increase in jet fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result.

Certain Tax Matters

          The Company's United States federal income tax return reflects net operating loss carryforwards ("NOLs") of $2.5 billion, subject to audit by the Internal Revenue Service, of which $1.2 billion are not subject to the limitations of Section 382 of the Internal Revenue Code ("Section 382"). As a result, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $1.2 billion of taxable income following December 31, 1995. For financial reporting purposes, Continental began accruing tax expense on its income statement during the second quarter of 1996. Section 382 imposes limitations on a corporations ability to utilize NOLs if it experiences an "ownership change". In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. The sale of the Company's common stock in the Secondary Offering (as defined in and described under "Recent Developments") gave rise to an increase in percentage ownership by certain stockholders for this purpose. Based upon the advice of its counsel, Cleary, Gottlieb, Steen & Hamilton, the Company believes that such percentage increase did not give rise to an ownership change under Section 382. However, no assurance can be given that future transactions, whether within or outside the control of the Company, will not cause a change in ownership, thereby substantially limiting the potential utilization of the NOLs in a given future year. In the event that an ownership change should occur, utilization of Continental's NOLs would be subject to an annual limitation under Section 382 determined by multiplying the value of the Company's stock (including both common and preferred stock) at the time of the ownership change by the applicable long-term tax exempt rate (which was 5.80% for August 1996). Unused annual limitations may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, Continental's NOL utilization would be limited to approximately $90 million per year.

          In connection with the Company's 1993 reorganization under Chapter 11 of the U.S. bankruptcy code effective April 27, 1993 (the "Reorganization") and the recording of assets and liabilities at fair market value under the American Institute of Certified Public Accountants' Statement of Position 90-7-- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), the Company recorded a deferred tax liability at April 27, 1993, net of the amount of the Company's estimated realizable NOLs as required by Statement of Financial Accounting Standards No. 109--"Accounting for Income Taxes". Realization of a substantial portion of the Company's NOLs will require the completion during the five-year period following the Reorganization of transactions resulting in recognition of built-in gains for federal income tax purposes. The Company has consummated one such transaction, which had the effect of realizing approximately 40% of the built-in gains required to be realized over the five-year period, and currently intends to consummate one or more additional transactions. If the Company were to determine in the future that not all such transactions will be completed, an adjustment to the net deferred tax liability of up to $116 million would be charged to income in the period such determination was made.

CMI

          CMI's operating profit margins have consistently been greater than the Company's margins overall. In addition to its non-stop service between Honolulu and Tokyo, CMI's operations focus on the neighboring islands of Guam and Saipan, resort destinations that cater primarily to Japanese travelers. Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1993 and 1994 increased CMIs profitability and a decline of the yen against the dollar may be expected to decrease it. The yen has declined against the dollar during 1996 as compared to 1995. To reduce the potential negative impact on CMI's dollar earnings, CMI from time to time purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Any significant and sustained decrease in traffic or yields to and from Japan could materially adversely affect Continental's consolidated profitability.

Principal Stockholders

          As of July 31, 1996, Air Canada held approximately 10.0% of the common equity interests and 4.0% of the general voting power of the Company, and Air Partners, L.P. ("Air Partners") held approximately 9.8% of the common equity interests and 39.3% of the general voting power of the Company. In addition, assuming exercise of all of the warrants held by Air Partners, approximately 23.3% of the common equity interests and 52.1% of the general voting power would be held by Air Partners. As discussed in "Recent Developments," Air Canada has announced its intention to divest its interest in the Company during December 1996 or early 1997, subject to market conditions. At any time after January 1, 1997, shares of Class A common stock may be freely converted into an equal number of shares of Class B common stock. Such conversion would effectively increase the relative voting power of those Class A stockholders who do not convert. See "Recent Developments."

          Various provisions in the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws") currently provide Air Partners with the right to elect one-third of the directors in certain circumstances; these provisions could have the effect of delaying, deferring or preventing a change in control of the Company. See "Recent Developments."

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

Industry Conditions and Competition

          The airline industry is highly competitive and susceptible to price discounting. The Company has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources, as well as smaller carriers with lower cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been adversely affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased recently, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

          The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Although management believes that Continental is better able than some of its major competitors to compete with fares offered by start-up carriers because of its lower cost structure, competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

Regulatory Matters

          In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. The Company expects to continue incurring expenses for the purpose of complying with the FAA's noise and aging aircraft regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, U.S. Department of Transportation regulations and judicial decisions.

          Management believes that the Company benefited significantly from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995, although the amount of any such benefit resulting directly from the expiration of the ticket tax cannot precisely be determined. In early August 1996, the Congress approved legislation reinstating the ticket tax until December 31, 1996, and the ticket tax was reinstated on August 27, 1996. Management believes that the reimposition of the ticket tax has a negative impact on the Company, although the amount of such negative impact directly resulting from the reimposition of the ticket tax cannot be precisely determined.

          Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations, including various new safety requirements recently proposed. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws and regulations may be adopted or their impact, but there can be no assurance that laws or regulations currently proposed or enacted in the future will not adversely affect the Company.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

Consequences of Failure to Exchange

          Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

Appraisals and Realizable Value of Aircraft

          Appraisals in respect of the Aircraft (without physical inspection thereof) have been prepared by AISI, BK and MBA. According to the appraisals of the three firms, the Aircraft had an aggregate appraised value of $239,360,000, $229,500,000 and $241,860,000, respectively, in each case as of March 26, 1996. See "Description of the Aircraft and the Appraisals". However, an appraisal is only an estimate of value and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Pass Through Trust Agreement and the applicable Indenture would be sufficient to satisfy in full payments due on the Certificates.

Priority of Distributions; Subordination

          Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Providers are parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent will be distributed in the following order: (1) payment of the Liquidity Obligations to the Liquidity Providers; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of

Expected Distributions to the holders of Class C Certificates; (5) payment of Expected Distributions to the holders of Class D Certificates; and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

          In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, the Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Providers in payment of the Liquidity Obligations; (2) to the holders of Class A Certificates in payment of Adjusted Expected Distributions; (3) to the holders of Class B Certificates in payment of Adjusted Expected Distributions; (4) to the holders of Class C Certificates in payment of Adjusted Expected Distributions; and (5) to the holders of Class D Certificates in payment of Adjusted Expected Distributions.

          The priority of distributions after a payment default under any Equipment Note will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in
respect of one or more junior series of Equipment Notes.   If this should occur,
the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

Control over Collateral; Sale of Collateral

          Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider have agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an Indenture Default has occurred and is continuing by the Controlling Party. See "Description of the New Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider shall have the right to elect to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies".

          Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee,
(a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

Other Business Relationships with Owner Participant

          Gaucho-2 Inc., a wholly owned subsidiary of Boeing, is currently the Owner Participant with respect to all of the four leveraged leases for the Leased Aircraft. Boeing and certain of its affiliates have various business relationships with Continental, including as a supplier of certain equipment and services to Continental. Due to such relationships, Gaucho-2 Inc. as the Owner Participant may have interests different from those of any other owner participant without such business relationships.

Absence of a Public Market for the New Certificates

          Prior to the Exchange Offer, there has been no public market for the Old Certificates or the New Certificates. Neither Continental nor any Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of New Certificates on The Nasdaq Stock Market's National Market or otherwise. Certain of the Initial Purchasers have previously made a market in the Old Certificates and Continental has been advised that Morgan Stanley & Co. Incorporated and CS First Boston Corporation presently intend to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates and any such market making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the public market for the New Certificates or that any active public market for the Certificates will develop or continue. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                              RECENT DEVELOPMENTS

STOCK SPLIT

          On June 26, 1996, the Board of Directors of the Company declared a two-for-one stock split (the "Stock Split") pursuant to which (a) one share of the Company's Class A common stock was issued for each share of Class A common stock outstanding on July 2, 1996 (the "Record Date") and (b) one share of the Company's Class B common stock was issued for each share of Class B common stock outstanding on the Record Date. Shares issuable pursuant to the Stock Split were distributed on or about July 16, 1996.

CORPORATE GOVERNANCE

          On June 26, 1996, at the Company's annual meeting of stockholders (the "Annual Meeting"), the Company's stockholders approved changes proposed by the Company to its Certificate of Incorporation, which, together with amendments to the Company's Bylaws previously approved by the Company's Board of Directors (collectively, the "Amendments"), generally eliminate special classes of directors (except for Air Partners' right to elect one-third of the directors in certain circumstances as described below) and supermajority provisions, and make a variety of other modifications aimed at streamlining the Company's corporate governance structure. The amendments to the Company's Certificate of Incorporation included elimination of Class C common stock, par value $.01 per share (the "Class C common stock"), of the Company as an authorized class of capital stock and changed the rights of holders of Class D common stock, par value $.01 per share (the "Class D common stock"), with respect to election of directors--holders of Class D common stock will now be entitled to elect one-third of the directors. Pursuant to the Certificate of Incorporation, Class D common stock is solely issuable to Air Partners and certain of its affiliates. There is currently no Class D common stock outstanding. The Amendments, as a whole, reflect the reduction of Air Canada's equity interest in the Company, as described below, and the decision of the former directors designated by Air Canada not to stand for reelection, along with the expiration of various provisions of the Company's Certificate of Incorporation and Bylaws specifically included at the time of the Company's reorganization in 1993.

          The Amendments also provide that, at any time after January 1, 1997, shares of Class A common stock may be freely converted into an equal number of shares of Class B common stock. Under agreements put in place at the time of the Company's reorganization in 1993, and designed in part to ensure compliance with the foreign ownership limitations applicable to United States air carriers, in light of the substantial stake in the Company then held by Air Canada, holders of Class A common stock were not permitted under the Company's Certificate of Incorporation to convert their shares to Class B common stock.
In recent periods, the market price of Class A common stock has generally been below the market price of Class B common stock, which the Company believes is attributable in part to the reduced liquidity present in the trading market for Class A common stock. A number of Class A stockholders requested that the Company provide for free convertibility of Class A common stock into Class B common stock, and in light of the reduction of Air Canada's equity stake, the Company determined that the restriction was no longer necessary. Any such conversion would effectively increase the relative voting power of those Class A stockholders who do not convert.

          On April 19, 1996, the Company's Board of Directors approved certain agreements (the "Agreements") with its two major stockholders, Air Canada and Air Partners. The Agreements contain a variety of arrangements intended generally to reflect the intention that Air Canada has expressed to the Company of divesting its investment in Continental during December 1996 or early 1997, subject to market conditions. Air Canada has indicated to the Company that its original investment in Continental has become less central to Air Canada in light of other initiatives it has undertaken -- particularly expansion within Canada and exploitation of the 1995 Open Skies agreement to expand Air Canada's own flights into the U.S. Because of these initiatives Air Canada has determined it appropriate to redeploy the funds invested in the Company into other uses in Air Canada's business. The Agreements also reflect the distribution by Air Partners, effective March 29, 1996, to its investors (the "AP Investors") of all of the shares of the Class B common stock held by Air Partners and the desire of some of the AP Investors to realize the increase in value of their investment in the Company by selling all or a portion of their shares of Class B common stock.

          Among other things, the Agreements required the Company to file a registration statement under the Securities Act to permit the sale by Air Canada of 2,200,000 shares of Class B common stock held by it and by certain of the AP Investors of an aggregate of 1,730,240 (each on a pre-Stock Split basis) such shares pursuant to an underwritten public offering arranged by the Company (the "Secondary Offering"). The Secondary Offering was completed on May 14, 1996. The Agreements provided for the following additional steps to be taken in connection with the completion of the Secondary Offering:

          . in light of its reduced equity stake in the Company, Air Canada was no longer entitled to designate nominees to the Board of Directors of the Company, caused the four then-present or former members of the Air Canada board who served as directors of Continental to decline nomination for reelection as directors and converted all of its Class A common stock to Class B common stock;

          . Air Canada and Air Partners entered into a number of agreements restricting, prior to December 16, 1996, further disposition of the common stock of the Company held by either of them; and

          . each of the existing Stockholders' Agreement and the registration rights agreement (the "Original Registration Rights Agreement") among the parties was modified in a number of respects to reflect, among other matters, the changing composition of the respective equity interests of the parties.

          After such sale and the conversion by Air Canada of its Class A common stock into Class B common stock, Air Canada holds approximately 10.0% of the common equity interests and 4.0% of the general voting power of the Company, and Air Partners holds approximately 9.8% of the common equity interests and 39.3% of the general voting power of the Company. If all of the warrants held by Air Partners were exercised, approximately 23.3% of the common equity interests and 52.1% of the general voting power would be held by Air Partners.

          The Company and Air Canada also entered into a memorandum of understanding, subject to the fulfillment of certain conditions, regarding modifications to certain of the Company's existing "synergy" agreements with Air Canada, which covered items such as maintenance and ground facilities, and resolved certain outstanding commercial issues under the agreements. In May 1996, the Company entered into an agreement with Air Partners for the sale by Air Partners to the Company from time to time at Air Partners' election for the one-year period beginning August 15, 1996, of up to an aggregate of $50 million in intrinsic value (then-current Class B common stock price minus exercise price) of Air Partners' Class B Warrants pursuant to the Warrant Purchase Agreement. The purchase price would be payable in cash. The Board of Directors has authorized the Company to publicly issue up to $50 million in net proceeds of Class B common stock in connection with any such purchase and the Company has filed a shelf registration statement with respect thereto that has been declared effective by the Commission. In connection with this agreement, the Company has reclassified $50 million from common equity to redeemable warrants.

          Because certain aspects of the Agreements raised issues under the change in control provisions of certain of the Company's employment agreements and employee benefit plans, these agreements and plans were modified to provide a revised change of control definition that the Company believes is appropriate in light of the prospective changes to its equity ownership structure. In connection with the modifications, payments were made to certain employees, benefits were granted to certain employees and options equal to 10% of the amount of the options previously granted to each optionee were granted (subject to certain conditions) to substantially all employees holding outstanding options.

                                USE OF PROCEEDS

          There will be no cash proceeds payable to Continental from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates were used to purchase the Equipment Notes issued by (i) the related Owner Trustees in connection with the refinancing of the indebtedness incurred by the Owner Trustees to finance the purchase of each of the Leased Aircraft and (ii) Continental, as owner of the Owned Aircraft.
The Equipment Notes issued in respect of the Leased Aircraft represent in the aggregate the entire debt portion currently outstanding of the leveraged lease transactions relating to the Leased Aircraft. Continental received cash proceeds from the sale of the Old Certificates, representing that portion of the total proceeds from the sale of the Old Certificates as was used to purchase Equipment Notes issued with respect to the Owned Aircraft.

                            SELECTED FINANCIAL DATA

          The following tables set forth selected financial data of (i) the Company for the three and six months ended June 30, 1996 and 1995, the years ended December 31, 1995 and 1994 and the period from April 28, 1993 through December 31, 1993 and (ii) Holdings for the period from January 1, 1993 through April 27, 1993. The consolidated financial data of both the Company, for the years ended December 31, 1995 and 1994 and for the period from April 28, 1993 through December 31, 1993, and Holdings, for the period from January 1, 1993 through April 27, 1993, are derived from their respective audited consolidated financial statements. On April 27, 1993, in connection with the Reorganization, the Company adopted fresh start reporting in accordance with SOP 90-7. A vertical black line is shown in the table below to separate Continental's post-reorganized consolidated financial data from the pre-reorganized consolidated financial data of Holdings since they have not been prepared on a consistent basis of accounting. The consolidated financial data of the Company for the three and six months ended June 30, 1996 and 1995 are derived from its unaudited consolidated financial statements, which include all adjustments (consisting solely of normal recurring accruals) that the Company considers necessary for the presentation of the financial position and results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. The Company's selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements, including the notes thereto, incorporated by reference herein.


                                                                                                     PERIOD FROM   | PERIOD FROM
                                                                                                   REORGANIZATION  | JANUARY 1,
                              THREE MONTHS ENDED        SIX MONTHS              YEAR ENDED           (APRIL 28,    |    1993
                                   JUNE 30,           ENDED JUNE 30,           DECEMBER 31,         1993) THROUGH  |   THROUGH
                              ------------------    -----------------        -----------------      DECEMBER 31,   |  APRIL 27,
                               1996       1995       1996       1995         1995         1994          1993       |    1993
                               ----       ----       ----       ----         ----         ----          ----       |    ----
                                                            (In millions of dollars, except per share data)        |
STATEMENT OF OPERATIONS          (unaudited)            (unaudited)                                                |
 DATA:                                                                                                             |
                                                                                                                   |
 Operating Revenue:                                                                                                |
 Passenger.................    $1,519     $1,355    $2,894       $2,595     $5,302      $  5,036        $3,493     |    $1,622
 Cargo, mail and other.....       120        123       234          292        523           634           417     |       235
                               ------     ------    ------       ------     ------      --------        ------     |    ------
                                1,639      1,478     3,128        2,887      5,825         5,670         3,910     |     1,857
                               ------     ------    ------       ------     ------      --------        ------     |    ------
Operating Expenses:                                                                                                |
 Wages, salaries and                                                                                               |
     related costs.........       378        357       742          723      1,432(1)      1,532         1,000     |       502
 Aircraft fuel.............       180        168       357          337        681           741           540     |       272
 Aircraft rentals..........       127        124       251          247        497           433           261     |       154
 Commissions...............       137        131       263          250        489           439           378     |       175
 Maintenance, materials                                                                                            |
     and repairs...........       119        101       231          198        429           495           363     |       184
 Other rentals and landing                                                                                         |
     fees..................        85         93       169          185        356           392           258     |       120
 Depreciation and                                                                                                  |
      amortization.........        67         65       132          129        253           258           162     |        77
 Other.....................       317        330       634          680      1,303         1,391           853     |       487
                               ------     ------    ------       ------     ------      --------        ------     |    ------
                                1,410      1,369     2,779        2,749      5,440         5,681         3,815     |     1,971
                               ------     ------    ------       ------     ------      --------        ------     |    ------
Operating Income (Loss)....       229        109       349          138        385           (11)           95     |      (114)
                               ------     ------    ------       ------     ------      --------        ------     |    ------
Nonoperating Income                                                                                                |
 (Expense):                                                                                                        |
 Interest expense..........       (42)       (56)      (89)        (110)      (213)         (241)         (165)    |       (52)
 Interest capitalized......        --          3         1            4          6            17             8     |         2
 Interest income...........        10          8        19           13         31            23            14     |        --
 Reorganization items, net.        --         --        --           --         --            --            --     |      (818)
 Other, net................         9        117        21          108        101          (439)(2)        (4)    |         5
                               ------     ------    ------       ------     ------      --------        ------     |    ------
                                  (23)        72       (48)          15        (75)         (640)         (147)    |      (863)
                               ------     ------    ------       ------     ------      --------        ------     |    ------
Income (Loss) before                                                                                               |
 Income Taxes, Minority                                                                                            |
 Interest and                                                                                                      |
 Extraordinary Gain........       206        181       301          153        310          (651)          (52)    |      (977)
Net Income (Loss)..........    $  167     $  102    $  255       $   72     $  224      $   (613)       $  (39)    |    $2,640 (3)
Earnings (Loss) per Common                                                                                         |
 and Common Equivalent                                                                                             |
 Share(4)..................     $2.53      $1.51     $3.90        $1.15      $3.60       $(11.88)       $(1.17)    |      N.M. (5)
                               ======     ======    ======       ======     ======      ========        ======     |
Earnings (Loss) per Common                                                                                         |
 Share Assuming Full                                                                                               |
 Dilution(4)...............     $2.04      $1.49     $3.25        $1.10      $3.15       $(11.88)       $(1.17)    |      N.M. (5)
                               ======     ======    ======       ======     ======      ========        ======     |



                                                                  AS OF                     AS OF
                                                                 JUNE 30,                DECEMBER  31,
                                                                  1996                      1995
                                                                ---------               -------------
BALANCE SHEET DATA:                                                  (In millions of dollars)
                                                             (unaudited)
Cash and Cash Equivalents, including restricted Cash and
 Cash Equivalents of $104 and $144, respectively(6)............  $  825                   $  747
Other Current Assets...........................................     702                      568
Total Property and Equipment, Net..............................   1,436                    1,461
Routes, Gates and Slots, Net...................................   1,502                    1,531
Other Assets, Net..............................................     485                      514
                                                                 ------                   ------
 Total Assets..................................................  $4,950                   $4,821
                                                                 ======                   ======
Current Liabilities............................................  $2,108                   $1,984
Long-term Debt and Capital Leases..............................   1,435                    1,658
Deferred Credits and Other Long-term Liabilities...............     540                      564
Minority Interest..............................................      28                       27
Continental-Obligated Mandatorily Redeemable Preferred
 Securities of Subsidiary Trust holding solely Convertible
 Subordinated Debentures(7)....................................     242                      242
Redeemable Warrants(8).........................................      50                       --
Redeemable Preferred Stock.....................................      43                       41
Common Stockholders' Equity....................................     504                      305
                                                                 ------                   ------
 Total Liabilities and Stockholders' Equity....................  $4,950                   $4,821
                                                                 ======                   ======
- -------------------


(1) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.

(2) Includes a provision of $447 million recorded in the fourth quarter of 1994 associated with the planned early retirement of certain aircraft and closed or underutilized airport and maintenance facilities and other assets.

(3)  Reflects a $3.6 billion extraordinary gain from extinguishment of debt.

(4) On June 26, 1996, the Company announced the Stock Split with respect to the Company's Class A common stock and Class B common stock. Accordingly, the earnings per share information has been restated to give effect to the Stock Split.

(5) Historical per share data for Holdings is not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of April 27, 1993.

(6) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements. In addition, CMI is required by loan agreements to maintain certain minimum consolidated net worth and liquidity levels, which effectively restrict the amount of cash available to Continental from CMI.

(7) The sole assets of the Trust are Convertible Subordinated Debentures, with an aggregate principal amount of $250 million, which bear interest at the rate of 8-1/2% per annum and mature on December 1, 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

(8) The Company has agreed to repurchase up to $50 million of intrinsic value (then-current Class B common stock price minus exercise price) of Class B Warrants at the election of Air Partners during the one year period commencing August 15, 1996.

                               THE EXCHANGE OFFER

          The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

General

          In connection with the issuance of the Old Certificates pursuant to a Purchase Agreement dated as of May 9, 1996, between the Company and the Initial Purchasers, the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

          Under the Registration Rights Agreement, the Company is obligated to use its best efforts to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new certificates identical in all material respects to the Old Certificates within 120 calendar days after May 20, 1996, the date the Old Certificates were issued (the "Issue Date"), (ii) to cause the Registration Statement to become effective within 60 days after filing of the Registration Statement, (iii) to cause the Registration Statement to remain effective until the closing of the Exchange Offer and (iv) to consummate the Exchange Offer within 30 calendar days after the date the Registration Statement is declared effective by the Commission. The Company will keep the Exchange Offer open for a period of not less than 30 calendar days. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

          Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal principal amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in integral multiples of $1000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of _________, 1996. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions."

          Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

          Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."


          In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit Continental to effect the Exchange Offer, if the Registration Statement is not declared effective within 60 calendar days after the filing thereof with the Commission under certain circumstances or the Exchange Offer is not consummated within 30 days after the effectiveness of the Registration Statement under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Continental will, in lieu of effecting the registration of the New Certificates pursuant to the Registration Statement and at no cost to the holders of Old Certificates, (a) as promptly as practicable, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Certificates, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th calendar day after the Issue Date and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of three years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities
Act).

          In the event that neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each a "Registration Event") occurs on or prior to the 180th calendar day following the Issue Date, the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Certificates shall be increased by 0.50% effective from and including January 2, 1997, to but excluding the date on which a Registration Event occurs. In the event that the Shelf Registration Statement ceases to be effective at any time, during the period the Company is required to keep such Shelf Registration Statement effective, for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

          Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the Certificates--Consequences of Failure to Exchange."

Expiration Date; Extensions; Amendments; Termination

          The term "Expiration Date" shall mean ___________, 1996 (30 calendar days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by November 16, 1996, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase. See "--General."

          In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

          The Company reserves the right (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

          Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW CERTIFICATES

          The New Certificates will accrue interest at the applicable per annum rate for such Trust set forth on the cover page of this Prospectus, from the last date on which interest was paid on the Old Certificates surrendered in exchange therefor. Interest on the New Certificates is payable on January 2, April 2, July 2 and October 2 of each year commencing upon the consummation of the Exchange Offer, subject to the terms of the Intercreditor Agreement.

PROCEDURES FOR TENDERING

          To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the" Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF

TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

          The tender by a holder of Old Certificates will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

          Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

          Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owners name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

          Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

          If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

          If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

          All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old

Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

          In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

          Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. See "--Conditions" below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

          In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described below, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

          The Exchange Agent will make a request to establish an account with respect to the Old Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Certificates by causing the Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

          If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

          Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

          For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

          Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for, any Old Certificates and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer, and the Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

          Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

 By Mail, Overnight Delivery:                          By Hand:
  Wilmington Trust Company                      Wilmington Trust Company
  1100 North Market Street                1105 North Market Street, 1st Floor
Wilmington, Delaware  19890-0001               Wilmington, Delaware  19890
   Attention:  Jill Rylee               Attention:  Corporate Trust Operations




                            Facsimile Transmission:
                                (302) 651-1079

                             Confirm by Telephone:
                                (302) 651-8869
                                  Jill Rylee
FEES AND EXPENSES

          The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

          The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

          The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

          The Company will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                      DESCRIPTION OF THE NEW CERTIFICATES

          The New Certificates will be issued pursuant to four separate Pass Through Trust Agreements. The following summary describes certain terms of the Certificates and the Pass Through Trust Agreements. The summary does not purport to be complete and reference is made to all of the provisions of the Certificates and the Pass Through Trust Agreements, which have been filed as exhibits to the Registration Statement and copies of which are available as set forth under the heading "Available Information." Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts are substantially the same, except as described under "--Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal, and maturity date applicable to the Equipment Notes held by each Trust and the final Distribution Date applicable to each Trust will differ. Citations to the relevant sections of the Pass Through Trust Agreements appear below in parentheses unless otherwise indicated. Copies of the Pass Through Trust Agreements are available from the Trustee. Information contained in this Prospectus relating to the outstanding principal amount of the Certificates and Equipment Notes is provided as of the date of the issuance of the Old Certificates without giving effect to any intervening payments of principal on the Certificates or Equipment Notes. See "--Pool Factors."

GENERAL

          The New Certificates of each Trust will be issued in fully registered form only. Each New Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. The Trust Property consists of (i) the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (iii) except for the Class D Trust, all monies receivable under the Liquidity Facility for such Trust and (iv) funds from time to time deposited with the Trustee in accounts relating to such Trust. The New Certificates represent pro rata shares of the Equipment Notes and other property held in the related Trust and will be issued only in minimum denominations of $1,000 and integral multiples thereof. (Section 3.01).

          The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Section 3.11) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. The existence of each Trust will not limit the liability that Certificate holders of such Trust would otherwise incur if such holders owned directly the corresponding Equipment Notes or incurred directly the obligations of such Trust.

SUBORDINATION

          Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Providers are parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent will be distributed in the following order: (1) payment of the Liquidity Obligations to the Liquidity Providers; (2) payment of Expected Distributions to the holders of Class A Certificates; (3) payment of Expected Distributions to the holders of Class B Certificates; (4) payment of Expected Distributions to the holders of Class C Certificates; (5) payment of Expected Distributions to the holders of Class D Certificates; and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

          In addition, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, the Trustees and certain other parties in payment of the Administration Expenses and to the Liquidity Providers in payment of the Liquidity Obligations; (2) to the holders of Class A Certificates in payment of; (3) to the holders of Class
B Certificates in payment of Adjusted Expected Distributions; (4) to the holders of Class C Certificates in payment of Adjusted Expected Distributions; and (5) to the holders of Class D Certificates in payment of Adjusted Expected Distributions.

          For purposes of calculating Expected Distributions or Adjusted Expected Distributions, any premium paid on the Equipment Notes held in any Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

          The priority of distributions after a payment default under any Equipment Note will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining Certificates because such Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

PAYMENTS AND DISTRIBUTIONS

          Payments of principal, premium (if any) and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments (as defined herein).

          The Equipment Notes held in each Trust accrue interest at the applicable rate per annum for such Trust set forth on the cover page of this Prospectus, payable on January 2, April 2, July 2 and October 2 of each year commencing on July 2, 1996 and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest rates for the Certificates are subject to change under certain circumstances. See "The Exchange Offer--Terms of the Exchange Offer." Payments of interest on the Certificates to be issued by each Trust (other than the Class D Trust) will be supported by a separate Liquidity Facility to be provided by DNIB (the "Liquidity Provider") for the benefit of the holders of such Certificates in an aggregate amount (the "Required Amount") sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to six successive quarterly Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the holders of the Certificates to be issued by each Trust (other than the Class D Trust) will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

          Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on January 2, April 2, July 2 or October 2, in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing October 2, 1996 in the case of each of the Class A Trust, the Class B Trust and the Class C Trust and on July 2, 1996 in the case of the Class D Trust. Scheduled payments of interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments", and January 2, April 2, July 2 and October 2 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes--Principal and Interest Payments". The Final Maturity Date for each of the Class A, B and C Certificates is January 2, 2016 and the Final Maturity Date for the Class D Certificates is April 2, 2008.

          The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

          Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture (other than a Scheduled Payment) (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to one or more Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment, in each case subject to the Intercreditor Agreement. The Trustee will mail notice to the Certificateholders of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date. (Section 4.02(c)) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption".

          Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments, which account shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

          Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "--Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book Entry; Delivery and Form" below.

          If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

          Unless there has been an early redemption, purchase, or a default in the payment of principal or interest, in respect of one or more issues of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", the Pool Factor with respect to each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described below in "Description of the Equipment Notes-- General". In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

          The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

          The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. Assuming that no early redemption or purchase, or default, in respect of any Equipment Notes shall have occurred, the Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

          As of the date of sale by the Trustee of the Certificates, assuming all Equipment Notes shall have been purchased by the Trusts and assuming that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes shall occur, the Scheduled Payments of principal on the Equipment Notes held in the Class A Trust, the Class B Trust, the Class C Trust and the Class D Trust, and the resulting Pool Factors for such Trusts after taking into account each Scheduled Payment, are set forth below:

                     1996-2A                   1996-2B                   1996-2C                   1996-2D
                      TRUST                     TRUST                     TRUST                     TRUST
                    EQUIPMENT                 EQUIPMENT                 EQUIPMENT                 EQUIPMENT    1996-2D
                      NOTES       1996-2A       NOTES       1996-2B       NOTES       1996-2C       NOTES       TRUST
                    SCHEDULED      TRUST      SCHEDULED      TRUST      SCHEDULED      TRUST      SCHEDULED   EXPECTED
                   PAYMENTS OF   EXPECTED    PAYMENTS OF   EXPECTED    PAYMENTS OF   EXPECTED    PAYMENTS OF    POOL
      DATE          PRINCIPAL   POOL FACTOR   PRINCIPAL   POOL FACTOR   PRINCIPAL   POOL FACTOR   PRINCIPAL    FACTOR
      ----        ------------ ------------  ----------  ------------  -----------  -----------  ----------  ----------
May 20, 1996        $        0    1.0000000   $        0    1.0000000   $        0                $        0  1.0000000
July 2, 1996                 0    1.0000000            0    1.0000000            0    1.0000000       37,717  0.9979624
October 2, 1996         16,953    0.9997945        7,265    0.9997945        7,265    0.9997945       81,906  0.9935374
January 2, 1997      1,931,687    0.9763838      827,866    0.9763840      827,866    0.9763840       84,260  0.9889853
April 2, 1997          352,925    0.9721066      151,264    0.9721066      151,264    0.9721066       86,683  0.9843022
July 2, 1997                 0    0.9721066            0    0.9721066            0    0.9721066       43,581  0.9819478
October 2, 1997              0    0.9721066            0    0.9721066            0    0.9721066       44,834  0.9795257
January 2, 1998      1,783,882    0.9504872      764,521    0.9504873      764,521    0.9504873       46,122  0.9770339
April 2, 1998          128,804    0.9489262       55,206    0.9489262       55,206    0.9489262       47,448  0.9744705
July 2, 1998                 0    0.9489262            0    0.9489262            0    0.9489262       48,813  0.9718334
October 2, 1998              0    0.9489262            0    0.9489262            0    0.9489262       50,216  0.9691205
January 2, 1999      1,513,831    0.9305796      648,787    0.9305797      648,787    0.9305797       51,660  0.9663296
April 2, 1999           51,979    0.9299497       22,278    0.9299497       22,278    0.9299497    1,714,138  0.8737236
July 2, 1999                 0    0.9299497            0    0.9299497            0    0.9299497       54,673  0.8707699
October 2, 1999              0    0.9299497            0    0.9299497            0    0.9299497       56,245  0.8677313
January 2, 2000      2,036,043    0.9052743      872,595    0.9052744      872,595    0.9052744    3,558,630  0.6754768
April 2, 2000                0    0.9052743            0    0.9052744            0    0.9052744       59,525  0.6722610
July 2, 2000                 0    0.9052743            0    0.9052744            0    0.9052744       61,237  0.6689527
October 2, 2000              0    0.9052743            0    0.9052744            0    0.9052744       62,997  0.6655493
January 2, 2001      3,797,527    0.8592509    1,627,517    0.8592512    1,627,517    0.8592512    3,132,426  0.4963204
April 2, 2001          727,943    0.8504287      311,975    0.8504291      311,975    0.8504291      258,597  0.4823497
July 2, 2001           421,668    0.8453184      180,715    0.8453188      180,715    0.8453188       68,588  0.4786443
October 2, 2001      2,016,729    0.8208771      864,312    0.8208777      864,312    0.8208777       70,560  0.4748323
January 2, 2002      1,782,956    0.7992689      764,129    0.7992695      764,129    0.7992695       72,589  0.4709107
April 2, 2002        1,588,382    0.7800188      680,735    0.7800196      680,735    0.7800196       74,676  0.4668763
July 2, 2002         1,302,015    0.7642393      558,006    0.7642402      558,006    0.7642402       76,823  0.4627260
October 2, 2002      2,148,391    0.7382023      920,739    0.7382034      920,739    0.7382034       79,031  0.4584563
January 2, 2003        441,808    0.7328479      189,351    0.7328489      189,351    0.7328489       81,304  0.4540639
April 2, 2003        1,213,258    0.7181440      519,969    0.7181452      519,969    0.7181452       83,641  0.4495452
July 2, 2003           801,572    0.7084295      343,531    0.7084308      343,531    0.7084308       86,046  0.4448966
October 2, 2003              0    0.7084295            0    0.7084308            0    0.7084308       88,520  0.4401144


                     1996-2A                   1996-2B                   1996-2C                   1996-2D
                      TRUST                     TRUST                     TRUST                     TRUST
                    EQUIPMENT                 EQUIPMENT                 EQUIPMENT                 EQUIPMENT    1996-2D
                      NOTES       1996-2A       NOTES       1996-2B       NOTES       1996-2C       NOTES       TRUST
                    SCHEDULED      TRUST      SCHEDULED      TRUST      SCHEDULED      TRUST      SCHEDULED   EXPECTED
                   PAYMENTS OF   EXPECTED    PAYMENTS OF   EXPECTED    PAYMENTS OF   EXPECTED    PAYMENTS OF    POOL
      DATE          PRINCIPAL   POOL FACTOR   PRINCIPAL   POOL FACTOR   PRINCIPAL   POOL FACTOR   PRINCIPAL    FACTOR
      ----        ------------ ------------  ----------  ------------  -----------  -----------  ----------  ----------
January 2, 2004     $2,302,628    0.6805233   $  986,845    0.6805246   $  986,845    0.6805246   $   91,064  0.4351946
April 2, 2004           45,391    0.6799732       19,455    0.6799745       19,455    0.6799745       93,683  0.4301334
July 2, 2004                 0    0.6799732            0    0.6799745            0    0.6799745       96,376  0.4249267
October 2, 2004              0    0.6799732            0    0.6799745            0    0.6799745       99,147  0.4195703
January 2, 2005      5,061,720    0.6186287    2,169,314    0.6186303    2,169,314    0.6186303      101,997  0.4140600
April 2, 2005           15,669    0.6184388        6,716    0.6184404        6,716    0.6184404      104,930  0.4083912
July 2, 2005                 0    0.6184388            0    0.6184404            0    0.6184404      107,946  0.4025594
October 2, 2005              0    0.6184388            0    0.6184404            0    0.6184404      111,050  0.3965599
January 2, 2006      4,380,428    0.5653511    1,877,334    0.5653529    1,877,334    0.5653529      114,242  0.3903880
April 2, 2006                0    0.5653511            0    0.5653529            0    0.5653529      117,527  0.3840386
July 2, 2006                 0    0.5653511            0    0.5653529            0    0.5653529      120,906  0.3775067
October 2, 2006              0    0.5653511            0    0.5653529            0    0.5653529      124,382  0.3707870
January 2, 2007      5,418,436    0.4996834    2,322,196    0.4996855    2,322,196    0.4996855      127,958  0.3638741
April 2, 2007                0    0.4996834            0    0.4996855            0    0.4996855      131,637  0.3567624
July 2, 2007                 0    0.4996834            0    0.4996855            0    0.4996855      135,421  0.3494463
October 2, 2007              0    0.4996834            0    0.4996855            0    0.4996855      139,315  0.3419199
January 2, 2008      5,679,532    0.4308514    2,434,205    0.4308507    2,434,205    0.4308507    6,181,496  0.0079654
April 2, 2008        3,239,432    0.3915918    1,388,426    0.3915886    1,388,426    0.3915886      147,440  0.0000000
July 2, 2008                 0    0.3915918            0    0.3915886            0    0.3915886            0  0.0000000
October 2, 2008              0    0.3915918            0    0.3915886            0    0.3915886            0  0.0000000
January 2, 2009      5,226,431    0.3282511    2,239,899    0.3282484    2,239,899    0.3282484            0  0.0000000
April 2, 2009                0    0.3282511            0    0.3282484            0    0.3282484            0  0.0000000
July 2, 2009                 0    0.3282511            0    0.3282484            0    0.3282484            0  0.0000000
October 2, 2009              0    0.3282511            0    0.3282484            0    0.3282484            0  0.0000000
January 2, 2010      5,306,362    0.2639417    2,274,155    0.2639395    2,274,155    0.2639395            0  0.0000000
April 2, 2010                0    0.2639417            0    0.2639395            0    0.2639395            0  0.0000000
July 2, 2010                 0    0.2639417            0    0.2639395            0    0.2639395            0  0.0000000
October 2, 2010              0    0.2639417            0    0.2639395            0    0.2639395            0  0.0000000
January 2, 2011      7,941,098    0.1677011    3,403,328    0.1676998    3,403,328    0.1676998            0  0.0000000
April 2, 2011                0    0.1677011            0    0.1676998            0    0.1676998            0  0.0000000
July 2, 2011                 0    0.1677011            0    0.1676998            0    0.1676998            0  0.0000000
October 2, 2011              0    0.1677011            0    0.1676998            0    0.1676998            0  0.0000000
January 2, 2012      7,085,877    0.0818252    3,036,804    0.0818246    3,036,804    0.0818246            0  0.0000000
April 2, 2012        1,097,949    0.0685189      470,550    0.0685183      470,550    0.0685183            0  0.0000000
July 2, 2012                 0    0.0685189            0    0.0685183            0    0.0685183            0  0.0000000
October 2, 2012              0    0.0685189            0    0.0685183            0    0.0685183            0  0.0000000
January 2, 2013      2,077,835    0.0433370      890,501    0.0433366      890,501    0.0433366            0  0.0000000
April 2, 2013        1,197,716    0.0288215      513,307    0.0288212      513,307    0.0288212            0  0.0000000
July 2, 2013                 0    0.0288215            0    0.0288212            0    0.0288212            0  0.0000000
October 2, 2013              0    0.0288215            0    0.0288212            0    0.0288212            0  0.0000000
January 2, 2014      1,177,888    0.0145463      504,809    0.0145462      504,809    0.0145462            0  0.0000000
April 2, 2014          776,937    0.0051304      332,973    0.0051303      332,973    0.0051303            0  0.0000000
July 2, 2014           423,321    0.0000000      181,423    0.0000000      181,423    0.0000000            0  0.0000000

REPORTS TO CERTIFICATEHOLDERS

          On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

        (i) the amount of such distribution allocable to principal and the amount allocable to premium (if any);

        (ii) the amount of such distribution allocable to interest; and

        (iii) the Pool Balance and the Pool Factor for such Trust. (Section
              4.03)

          With respect to the Certificates registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTCs books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

          In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

          With respect to the Certificates issued in definitive form, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

          An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). Since the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease will not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions".

          With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Leased Aircraft Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

          In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement.

          Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, the Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

          Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02) In addition, if, following an Indenture Default under any Leased Aircraft Indenture relating to a Leased Aircraft, the applicable Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

          Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

          Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any Indenture Default, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02)

          Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

          In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction given by such holders to such Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture provides that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

          Upon the occurrence and during the continuation of a Triggering Event,
(i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and (iii) the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes.

PTC EVENT OF DEFAULT

          A PTC Event of Default is defined under each Pass Through Trust Agreement as the failure to pay within 10 Business Days of the due date thereof:
(i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Maturity Date for such Class or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto). Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

          Continental is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Aviation Act"), (b) be a United States certificated air carrier and (c) expressly assume all of the obligations of Continental contained in the Pass Through Trust Agreements, the Financing Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents; (ii) immediately after giving effect to such transaction, no Lease Event of Default, in the case of Leased Aircraft, or Indenture Event of Default, in the case of the Owned Aircraft, shall have occurred and be continuing; and (iii) Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02; Leases, Section 13.2; Owned Aircraft Indenture, Section 4.09)

          The Pass Through Trust Agreements and the Indentures do not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

          Each Pass Through Trust Agreement contains provisions permitting the execution of supplemental trust agreements, without the consent of the holders of any of the Certificates of such Trust, (i) to evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement, (ii) to add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power in such Pass Through Trust Agreement conferred upon Continental, (iii) to correct or supplement any defective or inconsistent provision of such Pass Through Trust Agreement or to modify any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake,
(iv) to add to such Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act and (v) to provide for a successor Trustee or to add to or change any provision of such Pass Through Trust Agreement as shall be necessary to facilitate the administration of the Trust thereunder by more than one Trustee. In addition, each Pass Through Trust Agreement provides that the Trustee will be permitted to enter into any amendment or supplement to the Intercreditor Agreement or the Liquidity Facilities, without the consent of the holders of any Certificates, to cure any ambiguity or correct any mistake or to correct or supplement any defective or inconsistent provision thereof or to modify any other provision with respect to matters or questions arising thereunder; provided that such action shall not materially adversely affect the interests of the Certificateholders. (Section 9.01)

          Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement or (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment. (Section 9.02)

TERMINATION OF THE TRUSTS

          The obligations of Continental and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

          The Trustee for each Trust is Wilmington Trust Company. With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustees shall be under no obligation to exercise any of their rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustees indemnity satisfactory to them. (Section 7.03(d)) Each Pass Through Trust Agreement provides that the Trustees in their individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Continental and with any Owner Trustee with the same rights they would have if they were not the Trustees. (Section 7.05)

          Any Trustee may resign with respect to any or all of the Trusts of which it is the Trustee at any time, in which event Continental will be obligated to appoint a successor trustee. If any Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Continental may, with the consent of the Owner Participants for the Leased Aircraft (which consent shall not be unreasonably withheld), remove such Trustee, or any holder of the Certificates of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Sections 7.09 and 7.10)

          Each Pass Through Trust Agreement provides that Continental or the Owner Participant will pay the applicable Trustee's fees and expenses. (Section 7.07)

BOOK-ENTRY; DELIVERY AND FORM

          The New Certificates of each Trust will be represented by a single, permanent global Certificate, in definitive, fully registered form without interest coupons (the "Global Certificates"), to be deposited with the Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC.

          DTC has advised Continental as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

          Upon the issuance of the Global Certificates, DTC or its custodian credited, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests Global Certificates is limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

Qualified institutional buyers may hold their interests in the Global Certificates directly through DTC if they are participants in such system, or directly through organizations which are participants in such system.

          So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the related Pass Through Trust Agreements No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, Euroclear or Cedel.

          Payments of the principal of, premium, if any, and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Continental, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Continental expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. Continental also expects that payments by participants to owners of beneficial interests in such Global Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

          Neither Continental nor the Trustee has any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

          If DTC is at any time unwilling or unable to continue as a depositary for the Global Certificates and a successor depositary is not appointed by within 90 days, the Trusts will issue certificates in definitive, fully registered form in exchange for the Global Certificates.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

          The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and reference is made to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Copies of such documents are filed as exhibits to the Registration Statement and are available as set forth under the heading "Available Information."

GENERAL

          With respect to the Certificates of each Trust (other than the Class D Trust), the Subordination Agent has entered into a Liquidity Facility with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for any Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the Stated Interest Rate therefor on up to six consecutive quarterly Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although DNIB is the initial Liquidity Provider for each of the Class A Trust, the Class B Trust and the Class C Trust, DNIB may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, if DNIB is no longer the sole Liquidity Provider, the Liquidity Provider for any Trust may be different from the Liquidity Provider for any other Trust.

DRAWINGS

          The initial stated amount available under the Liquidity Facilities for the Class A Trust, the Class B Trust and the Class C Trust is $9,592,136, $4,540,609 and $5,421,148, respectively. Except as otherwise provided below, the Liquidity Facility for each Trust enables the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under such Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on such Certificates will not exceed an amount equal to the then Required Amount of such Liquidity Facility. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Stated Interest Rate for such Trust or more than six quarterly installments of interest thereon or principal of or interest or premium on the Certificates of any other Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6(b))

          Each payment by the Liquidity Provider under each Liquidity Facility reduces pro tanto the amount available to be drawn under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trust, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the amount available to be drawn under such Liquidity Facility in respect of interest on the Certificates of such Trust shall be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated at any time after (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next six successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

          If at any time the short-term unsecured debt rating of the Liquidity Provider for any Trust then issued by either Rating Agency (or, if DNIB is such Liquidity Provider and does not have a published unsecured short-term debt rating issued by Standard & Poor's, with respect to Standard & Poor's only, the unsecured long-term debt rating of DNIB issued by Standard & Poor's) is lower than the Threshold Rating, the Liquidity Facility for such Trust will be required to be replaced by a Replacement Facility (as defined below). In the event that such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent shall request the Downgrade Drawing in an amount equal to all available and undrawn amounts thereunder and shall hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

          A "Replacement Facility" for any Trust means an irrevocable liquidity facility in substantially the form of the initial Liquidity Facility for such Trust, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the six Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a Person having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

          "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's (provided that, so long as DNIB is the Liquidity Provider and does not have a published short-term unsecured debt rating issued by Standard & Poor's, the Threshold Rating with respect to Standard & Poor's shall be its long-term unsecured debt rating of AA-).

          The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) January 17, 2016; (ii) the date on which such Liquidity Facility is surrendered to the Liquidity Provider together with a certification that all of the Certificates of such Trust have been paid in full; (iii) the date such Liquidity Facility is surrendered to the Liquidity Provider together with a certification that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Liquidity Provider (see "--Liquidity Events of Default"); and
(v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

          Continental may, at its option, arrange for a replacement facility at any time to replace the Liquidity Facility for any Trust, provided that if DNIB is the Liquidity Provider being replaced, (i) it must be replaced with respect to all three Liquidity Facilities, (ii) DNIB may not be replaced prior to May 20, 2001 except for cause or for its ceasing to meet the Threshold Ratings and
(iii) from May 20, 2001 to May 20, 2006, if DNIB is replaced other than for cause or for its ceasing to meet the Threshold Ratings, Continental must pay a replacement fee to DNIB equal to 0.30% of the then current Required Amount under each Liquidity Facility. "With cause" and "for cause" means a failure by DNIB to perform any agreement, covenant or condition required to be performed by it under any Liquidity Facility or a failure by DNIB to perform any material agreement, covenant or condition required to be performed by it under the Intercreditor Agreement. If such replacement facility is provided at any time after the Downgrade Drawing under such Liquidity Facility, the funds on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

          The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the Liquidity Provider (given as described in "--Liquidity Events of Default"), the Subordination Agent shall request a final drawing (the "Final Drawing") under such Liquidity Facility in an amount equal to all available and undrawn amounts thereunder and shall hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

          Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related Certificates.

REIMBURSEMENT OF DRAWINGS

          Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to the applicable LIBOR plus 1.75% per annum; provided that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has available funds therefor.

          The amount drawn under the Liquidity Facility for any Trust by reason of the Downgrade Drawing will be treated as follows: (i) such amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount minus any unreimbursed Interest Drawings under such Liquidity Facility; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and
(iii) the balance of such amount will be invested in Eligible Investments. The Downgrade Drawing under any Liquidity Facility will bear interest at a rate equal to the applicable LIBOR plus 0.60% per annum. (Liquidity Facilities, Section 2.06)

LIQUIDITY EVENTS OF DEFAULT

          Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") consist of: (i) the acceleration of all the Equipment Notes; and (ii) certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

          If (i) any Liquidity Event of Default occurs under any Liquidity Facility and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility and accelerate the reimbursement obligations thereunder (a "Termination Notice") the effect of which shall be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent, (ii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility, and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions". (Liquidity Facilities,
Section 6.01)

          Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights", the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

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

LIQUIDITY PROVIDER

          The Liquidity Provider is De Nationale Investeringsbank N.V., which is a wholesale bank, organized under the laws of The Netherlands, specializing in long-term lending, equity investments, capital market transactions and various types of financial consulting and brokerage activities. DNIB had total assets of approximately NLG 18 billion (approximately $10.7 billion) as of December 31, 1995 and is the tenth largest bank in The Netherlands in terms of assets.

          DNIB is active both in The Netherlands and abroad with branch offices in London and Belgium and subsidiary banks in Singapore and the Netherlands Antilles. In the last few years approximately 50% of new credit grants went to borrowers abroad. The shares of DNIB are traded on the Amsterdam Stock Exchange. The State of The Netherlands owns 50.3% of the banks shares, with the remaining shares held by institutional and retail investors. DNIB's strategy and policy are guided by its independent management.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

          The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and reference is made to the provisions of the Intercreditor Agreement, which has been filed as an exhibit to the Registration Statement and is available as set forth under the heading "Available Information."

INTERCREDITOR RIGHTS

     Controlling Party

          Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider have agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause
(a) in accordance with the directions of the Trustees), so long as no Indenture Default shall have occurred and be continuing thereunder and (b) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action thereunder, including exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party, subject to the limitations described below. See "Description of the New Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider shall have the right to elect to become the Controlling Party with respect to such Indenture; provided that if there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations shall have such right. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Partys rights to exercise remedies, see "Description of the Equipment Notes--Remedies".

     Sale of Equipment Notes or Aircraft

          Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee,
(a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

          The Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission Appraisals with respect to the related Aircraft at the request of the Controlling Party. (Intercreditor Agreement, Section 4.1)

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

PRIORITY OF DISTRIBUTIONS

          So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

        (i) to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "Liquidity Expenses") to the Liquidity Provider;

        (ii) to pay interest accrued on the Liquidity Obligations to the Liquidity Provider;

        (iii) to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to clauses (i) and (ii) above) and, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

        (iv)   to pay Expected Distributions to the holders of Class A
               Certificates;

        (v)    to pay Expected Distributions to the holders of Class B
               Certificates;

        (vi)   to pay Expected Distributions to the holders of Class C
               Certificates;

        (vii) to pay Expected Distributions to the holders of Class D Certificates; and

        (viii) to pay certain fees and expenses of the Subordination Agent and the Trustees.

          "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date") the sum of
(x) accrued and unpaid interest on such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates.

          Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

        (i) to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (the
               "Administration Expenses");

        (ii)   to the Liquidity Provider, to pay the Liquidity Expenses;

        (iii) to the Liquidity Provider, to pay interest accrued on the Liquidity Obligations;

        (iv) to the Liquidity Provider, to pay the outstanding amount of all Liquidity Obligations and, if applicable, so long as at least 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, to replenish each Cash Collateral Account up to the Required Amount for the related Class of Certificates;

        (v) to pay certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder;

        (vi) to pay Adjusted Expected Distributions to the holders of Class A Certificates;
        (vii) to pay Adjusted Expected Distributions to the holders of Class B Certificates;
        (viii) to pay Adjusted Expected Distributions to the holders of Class C Certificates; and
        (ix)   to pay to the holders of Class D Certificates.

        "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates and (y) the greater of:

        (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates and (ii) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates, and

        (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

        "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes.

        "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

        "LTV Ratio" means for the Class A Certificates 35.0%, for the Class B Certificates 50.0%, for the Class C Certificates 65.0% and for the Class D Certificates 72.9%.

        "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals for the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of the Aircraft).

        "Appraisal" means a fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

          Certain amounts payable to the Trustees, the Subordination Agent and the Liquidity Provider, including fees and expenses of the Trustees and the Subordination Agent and indemnification obligations of Continental, will not be entitled to the benefits of the lien of the Indentures. Consequently, if a default occurs in the payment of any such amounts, and to the extent that such amounts are distributed to any such party in accordance with the priorities of distribution described above, the holders of one or more junior Classes of Certificates may not receive the full amount due them even if all Equipment Notes are eventually paid in full, and any unpaid amounts will be unsecured claims against Continental.

          Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust (other than the Class D Trust), will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount and all investment earnings on such amounts on deposit in the Cash Collateral Account will be paid to the Liquidity Provider.

VOTING OF EQUIPMENT NOTES

          In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or the related Indenture (or, if applicable, the Lease, the Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing, the Subordination Agent shall request instructions from the Trustees and the consent of the Liquidity Provider (which consent shall not be unreasonably withheld or delayed) and shall vote or consent in accordance with the vote of the Trustees and the instructions of the Liquidity Provider and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1)

THE SUBORDINATION AGENT

          Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

          The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

          The Aircraft are comprised of four Boeing 757-200 aircraft and one Boeing 737-500 aircraft. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information for the Aircraft.

   AIRCRAFT
  REGISTRATION             AIRCRAFT     ENGINE      DELIVERY                  APPRAISED VALUE
  ------------             --------     ------      --------     -----------  ---------------  ----------
    NUMBER                   TYPE        TYPE         DATE          AISI            BK             MBA
  ------------             --------     ------      --------     -----------  ---------------  ----------
N12114                    757-200  RB211-535E4B  July 1995     $ 51,650,000   $ 50,250,000   $ 54,010,000
N14115                    757-200  RB211-535E4B  August 1995     51,850,000     50,250,000     54,240,000
N12116                    757-200  RB211-535E4B  March 1996      52,600,000     51,000,000     54,180,000
N19117                    757-200  RB211-535E4B  April 1996      52,750,000     51,000,000     54,230,000
N33637                    737-500  CFM56-3B1     April 1996      30,510,000     27,000,000     25,200,000
                                                               ------------   ------------   ------------
 TOTAL                                                         $239,360,000   $229,500,000   $241,860,000
                                                               ============   ============   ============

APPRAISED VALUE

          The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms:
AISI, BK and MBA. Each Appraiser was asked to provide its opinion as to the fair market value of each Aircraft as of March 26, 1996. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus as Appendix II.

          An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder.

                       DESCRIPTION OF THE EQUIPMENT NOTES

          The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and reference is made to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Financing Agreements. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement, the Trust Agreement and the Financing Agreement relating to each Aircraft, forms of which are filed as exhibits to the Registration Statement and are available as set forth under the heading "Available Information."

GENERAL

          The Equipment Notes were issued in four series with respect to each Aircraft. The Equipment Notes with respect to each Leased Aircraft were issued under a separate Leased Aircraft Indenture between First Security Bank of Utah, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Aircraft, and Wilmington Trust Company, as Loan Trustee. The Equipment Notes with respect to the Owned Aircraft were issued under the Owned Aircraft Indenture between Continental and Wilmington Trust Company, as Owned Aircraft Trustee.

          The related Owner Trustee leases each Leased Aircraft to Continental pursuant to a separate Lease between such Owner Trustee and Continental with respect to such Leased Aircraft. Under each Lease, Continental is obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Continental. Continental's rental obligations under each Lease and the Equipment Notes issued with respect to the Owned Aircraft are general obligations of Continental.

          Gaucho-2 Inc., a wholly-owned subsidiary of The Boeing Company, is currently the Owner Participant with respect to all of the four leveraged leases for the Leased Aircraft. Gaucho-2 Inc. has the right to sell, assign or otherwise transfer its interests as Owner Participant in any or all of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

SUBORDINATION

          Series B Equipment Notes issued in respect of any Aircraft are subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft; Series C Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series B Equipment Notes; and Series D Equipment Notes issued in respect of such Aircraft are subordinated in right of payment to such Series C Equipment Notes. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft, (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft and (iii) payments of interest and principal due on such Series C Equipment Notes will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

          Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

          The aggregate original principal amounts of the Equipment Notes issued with respect to each Aircraft, as such Equipment Notes will be held in each of the Trusts, are as follows:

            AIRCRAFT                  TRUST                TRUST                TRUST               TRUST
          REGISTRATION          1996-2A EQUIPMENT    1996-2B EQUIPMENT    1996-2C EQUIPMENT   1996-2D EQUIPMENT
             NUMBER                   NOTES                NOTES                NOTES              NOTES(1)         TOTAL(1)
          ------------          ------------------   -----------------    -----------------   ------------------  ------------
              N12114                 $18,077,500          $ 7,747,500          $ 7,747,500         $ 4,080,350    $ 37,652,850
              N14115                  18,147,500            7,777,500            7,777,500           4,096,150      37,798,650
              N12116                  18,407,667            7,889,000            7,889,000           3,201,104      37,386,771
              N19117                  18,431,000            7,899,000            7,899,000           3,081,877      37,310,877
              N33637                   9,449,333            4,050,000            4,050,000           4,050,519      21,599,852
                                     -----------          -----------          -----------         -----------    ------------
               TOTAL                 $82,513,000          $35,363,000          $35,363,000         $18,510,000    $171,749,000
                                     ===========          ===========          ===========         ===========    ============

- ---------------
(1)  The amounts stated may differ from the actual amounts due to rounding.

          Interest is payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2, April 2, July 2 and October 2 in each year, commencing July 2, 1996.

Such interest is computed on the basis of a 360-day year of twelve 30-day months. Under certain circumstances described in "The Exchange Offer--Terms of the Exchange Offer;", the interest rates for the Equipment Notes may be increased to the extent described therein.

          If any date scheduled for any payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

          If an Event of Loss occurs with respect to any Aircraft and such Aircraft is not replaced by Continental under the related Lease (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture (in the case of the Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10(a))

          If Continental exercises its right to terminate a Lease under Section 9 of such Lease, the Equipment Notes relating to the related Leased Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, if such redemption is made prior to the related Premium Termination Date, a Make-Whole Premium.(Leased Aircraft Indentures, Section 2.10(b)). See "--The Leases--Lease Termination".

          All of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity at any time after December 31, 2000 (in the case of the two Leased Aircraft with registration numbers N12114 and N14115) and at any time after December 31, 2001 (in the case of the two Leased Aircraft with registration numbers N12116 and N19117) as part of a refunding or refinancing thereof under Section 13 of the applicable Participation Agreement, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed prior to maturity at any time at the option of Continental, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus, if such redemption is made prior to the related Premium Termination Date, a Make-Whole Premium. (Indentures, Section 2.11)

          If notice of such a redemption shall have been given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12)

          If, with respect to a Leased Aircraft, (x) one or more Lease Events of Default shall have occurred and be continuing, (y) in the event of a bankruptcy proceeding involving Continental, (i) during the Section 1110 Period, the trustee in such proceeding or Continental does not agree to perform its obligations under the related Lease or (ii) at any time after agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations or (z) the Leased Aircraft Trustee with respect to such Equipment Notes shall take action or notify the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Indenture, then in each case the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased pursuant to clause (x) when a Lease Event of Default shall have occurred and be continuing for less than 120 days). (Leased Aircraft Indentures, Section 2.14). Continental has no comparable right under the Owned Aircraft Indenture to purchase the Equipment Notes under such circumstances.

          "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a quarterly basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

          For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a quarterly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States securities maturing on its Average Life Date of such Equipment is reported on the most recent "H.15(519)" such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.5(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

          "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the "Remaining Weighted Average Life" of such Equipment Note. Remaining Weighted Average Life on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

          The Equipment Notes issued with respect to each Leased Aircraft are secured by (i) an assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Continental under such Lease, and (iii) an assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Continental and the related manufacturer. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude rights of such Owner Trustee and the related Owner Participant relating to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Continental under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Continental to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause) The Equipment Notes are not cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft are not secured by any of the other Aircraft or replacement aircraft (as described in "--The Leases--Events of Loss") or the Leases related thereto.

          The Equipment Notes issued with respect to the Owned Aircraft are secured by (i) a mortgage to the Owned Aircraft Trustee of such Aircraft and
(ii) an assignment to the Owned Aircraft Trustee of certain of Continental's rights under its purchase agreement with the related manufacturer.

          Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the Leased Aircraft or Continental in the case of the Owned Aircraft (except in the case of certain Indenture Defaults), in investments described in the related Indenture.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

          The following table sets forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the dates specified and was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made in each such month by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

          The table is based on the assumption that the value of each Aircraft set forth opposite May 20, 1996 depreciates by approximately 2% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.

                                   AIRCRAFT REGISTRATION               AIRCRAFT REGISTRATION             AIRCRAFT REGISTRATION
                                       NUMBER N12114                       NUMBER N14115                     NUMBER N12116
                              -------------------------------     --------------------------------   ------------------------------
                              EQUIPMENT                           EQUIPMENT                          EQUIPMENT
                                 NOTE       ASSUMED      LOAN       NOTE         ASSUMED    LOAN       NOTE       ASSUMED    LOAN
                             OUTSTANDING    AIRCRAFT      TO     OUTSTANDING     AIRCRAFT    TO     OUTSTANDING   AIRCRAFT    TO
                               BALANCE       VALUE      VALUE     BALANCE         VALUE     VALUE     BALANCE      VALUE     VALUE
         DATE                (MILLIONS)   (MILLIONS)    RATIO    (MILLIONS)     (MILLIONS)  RATIO    (MILLIONS)  (MILLIONS)  RATIO

      ---------              ----------   ----------   --------  -----------    ----------  -----   -----------  ----------  -----
      May 20, 1996              $37.65       $51.65    72.9%        $37.80       $51.85      72.9%       $37.39      $52.59   71.1%
      April 2, 1997              36.88        50.60    72.9          37.03        50.79      72.9         36.19       51.54   70.2
      April 2, 1998              35.76        49.54    72.2          35.95        49.73      72.3         35.74       50.49   70.8
      April 2, 1999              34.36        48.49    70.9          34.60        48.68      71.1         35.02       49.44   70.8
      April 2, 2000              32.05        47.43    67.6          32.26        47.62      67.7         33.97       48.39   70.2
      April 2, 2001              29.52        46.38    63.6          29.69        46.56      63.8         30.14       47.33   63.7
      April 2, 2002              27.61        45.33    60.9          27.85        45.50      61.2         26.10       46.28   56.4
      April 2, 2003              25.63        44.27    57.9          25.85        44.44      58.2         23.92       45.23   52.9
      April 2, 2004              23.97        43.22    55.5          24.09        43.38      55.5         23.92       44.18   54.1
      April 2, 2005              22.32        42.16    52.9          22.42        42.33      53.0         20.73       43.13   48.1
      April 2, 2006              20.78        41.11    50.6          20.86        41.27      50.6         18.68       42.07   44.4
      April 2, 2007              18.36        40.06    45.8          18.51        40.21      46.0         16.26       41.02   39.6
      April 2, 2008              15.95        39.00    40.9          16.06        39.15      41.0         14.40       39.97   36.0
      April 2, 2009              13.02        37.95    34.3          13.09        38.09      34.4         12.45       38.92   32.0
      April 2, 2010              10.31        36.89    27.9          10.30        37.04      27.8         10.32       37.87   27.2
      April 2, 2011               6.01        34.78    17.3           5.73        34.92      16.4          7.12       36.82   19.4
      April 2, 2012               1.10        32.68     3.4           0.75        32.80       2.3          3.67       34.71   10.6
      April 2, 2013               0.00         0.00     0.0           0.00         0.00       0.0          1.44       32.61    4.4
      April 2, 2014               0.00         0.00     0.0           0.00         0.00       0.0          0.00        0.00    0.0


                                   AIRCRAFT REGISTRATION                                   AIRCRAFT REGISTRATION
                                       NUMBER N19117                                            NUMBER N33637
                    ---------------------------------------------------        ----------------------------------------------------
                    EQUIPMENT NOTE                                             EQUIPMENT NOTE

                     OUTSTANDING        ASSUMED                                 OUTSTANDING        ASSUMED

                       BALANCE       AIRCRAFT VALUE       LOAN TO VALUE           BALANCE       AIRCRAFT VALUE       LOAN TO VALUE

     DATE            (MILLIONS)       (MILLIONS)              RATIO             (MILLIONS)       (MILLIONS)              RATIO

  ---------         -------------    --------------       -------------        -------------    ---------------      -------------
May 20, 1996           $37.31           $52.66                70.9%               $21.60            $27.00                80.0%
April 2, 1997           36.44            51.61                70.6                 20.64             26.46                78.0
April 2, 1998           35.78            50.55                70.8                 20.22             25.92                78.0
April 2, 1999           34.90            49.50                70.5                 19.80             25.38                78.0
April 2, 2000           33.62            48.45                69.4                 19.26             24.84                77.5
April 2, 2001           31.23            47.39                65.9                 18.66             24.30                76.8
April 2, 2002           28.57            46.34                61.6                 18.04             23.76                75.9
April 2, 2003           25.60            45.29                56.5                 17.38             23.22                74.8
April 2, 2004           23.52            44.23                53.2                 16.67             22.68                73.5
April 2, 2005           20.95            43.18                48.5                 15.91             22.14                71.9
April 2, 2006           18.40            42.13                43.7                 15.02             21.60                69.5
April 2, 2007           16.07            41.07                39.1                 13.97             21.06                66.3
April 2, 2008           13.59            40.02                34.0                  0.00              0.00                 0.0
April 2, 2009           11.74            38.97                30.1                  0.00              0.00                 0.0
April 2, 2010            9.52            37.92                25.1                  0.00              0.00                 0.0
April 2, 2011            6.84            36.86                18.6                  0.00              0.00                 0.0
April 2, 2012            4.99            34.76                14.3                  0.00              0.00                 0.0
April 2, 2013            2.97            32.65                 9.1                  0.00              0.00                 0.0
April 2, 2014            0.79            30.54                 2.6                  0.00              0.00                 0.0


LIMITATION OF LIABILITY

          The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, Continental, the Owner Participant or the Owner Trustees in their individual capacity. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, shall be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including, in the case of the Leased Aircraft, rent payable by Continental under the Lease with respect to such Aircraft).

          Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

          The Equipment Notes issued with respect to the Owned Aircraft are direct obligations of Continental.

INDENTURE DEFAULTS, NOTICE AND WAIVER

          Indenture Defaults under each Indenture include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default), (b) the failure by the Owner Trustee (other than as a result of a Lease default or Lease Event of Default), in the case of a Leased Aircraft Indenture, or Continental, in the case of the Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder continued for more than 10 business days, in the case of a Leased Aircraft Indenture, or 15 days, in the case of the Owned Aircraft Indenture, (c) the failure by the Owner Participant or the Owner Trustee, in the case of a Leased Aircraft Indenture, or Continental, in the case of the Owned Aircraft Indenture, to discharge certain liens, continued after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant in the related Participation Agreement or by Continental, the Owner Trustee or Owner Participant in the related Financing Agreement or certain related documents furnished to the Loan Trustee pursuant thereto being false or incorrect when made and continuing to be material and remaining unremedied after notice and specified cure periods, (e) failure by Continental or the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents, continued after notice and specified cure periods, (f) the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) or Continental (in the case of the Owned Aircraft) not being a citizen of the United States (subject to a cure period in the case of the Owned Aircraft), (g) with respect to the Owned Aircraft, the lapse or cancellation of insurance required under the Owned Aircraft Indenture, or the operation by Continental of the Owned Aircraft after having received notice that such insurance has lapsed or been canceled or (h) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Continental (in the case of the Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indenture, Section 5.01) There are no cross-default provisions in the Indentures or the Leases. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease will not constitute a Lease Event of Default under any other Lease.

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

       If Continental fails to make any quarterly basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless Continental has failed to make a rental payment when due on the six or more immediately preceding quarterly basic rental payment dates or on any twelve or more previous quarterly basic rental payment dates (or, for so long as Gaucho-2 Inc. or any other affiliate of Boeing is the Owner Participant, on the nine or more immediately preceding quarterly basic rental payment dates or on any sixteen or more previous quarterly basic rental payment dates). The applicable Owner Trustee also may cure any other default by Continental in the performance of its obligations under any Lease which can be cured with the payment of money. (Leased Aircraft Indentures, Section 4.03)

       The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indenture, Section 5.06)

REMEDIES

       If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and
(ii) all other Indenture Defaults and potential Indenture Defaults under such Indenture have been cured or waived. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indenture, Section 5.02(b))

       Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or, in the case of a Leased Aircraft, such Lease with respect to the Aircraft subject to such Lease. The related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (the "U.S. Bankruptcy Code") (plus an additional period, if any, resulting from (i) the trustee in such proceeding assuming, or agreeing to perform its obligations under, such Lease with the approval of the applicable court or such Leased Aircraft Trustee's consent to an extension of such period,
(ii) such Leased Aircraft Trustee's failure to give any requisite notice, or
(iii) Continental's assumption of such Lease with the approval of the relevant court). See "--The Leases--Lease Events of Default." Such remedies may be exercised by the related Leased Aircraft Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Continental, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Continental under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Continental under any Lease unless a Lease Event of Default has occurred and is continuing.

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

(Leased Aircraft Indentures, Section 4.04; Leases, Section 15) The Owned Aircraft Indenture does not contain such limitations on the Owned Aircraft Trustees ability to exercise remedies upon an Indenture Default under the Owned Aircraft Indenture.

       If a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Continental does not agree to perform its obligations under such Lease, (ii) at anytime after agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture in accordance with the provisions of the immediately preceding paragraph. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforcement of the lien under the related Leased Aircraft Indenture.

       If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

       Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

       Cleary, Gottlieb, Steen & Hamilton, counsel to Continental, has advised
(x) the Leased Aircraft Trustees that the right of the Owner Trustee, as lessor under each of the Leases, and the Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, to exercise its right to take possession of the respective Aircraft under each of the Leases is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related Leased Aircraft and (y) the Owned Aircraft Trustee that the right of the Owned Aircraft Trustee to exercise its right to take possession of the Owned Aircraft under the Owned Aircraft Indenture is entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the Owned Aircraft. This opinion assumes that Continental is and will be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustees exercise of rights contained in the Indenture, see"--Indenture Defaults, Notice and Waiver."

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

       The opinion of Cleary, Gottlieb, Steen & Hamilton did not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to
Section 1110 benefits should not be diminished as a result of such replacement. See"--The Leases--Events of Loss". The opinion of Cleary, Gottlieb, Steen & Hamilton also does not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by Continental or to any possible lessee of the Owned Aircraft if it is leased by Continental.

       If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

       In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Leased Aircraft Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

       Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Lease, the Participation Agreement and the Trust Agreement corresponding thereto may not be amended or modified, except to the extent indicated below.

       Certain provisions of any Leased Aircraft Indenture, and of the Lease (so long as no Indenture Default has occurred and is continuing), the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft at the end of the term of such Lease and (ii) the renewal of such Lease and the option of Continental at the end of the term of such Lease to purchase the related Leased Aircraft. (Leased Aircraft Indentures, Section 9.01) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes, to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder provided that such change does not adversely affect the interests of any such holder or to cure any ambiguity or correct any mistake. (Leased Aircraft Indentures, Section 9.01; Owned Aircraft Indenture, Section 10.01)

       Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal or premium, if any, or interest is due and payable, (b) create any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indenture, Section 10.01(a))

OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE

       So long as Gaucho-2 Inc. or any affiliate of The Boeing Company is the Owner Participant with respect to the leveraged lease of any Leased Aircraft, subject to certain conditions, such Owner Participant will

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have the right to restructure such leveraged lease transaction using a "cross-
border lease", a tax lease or head-lease/sublease structure and any other type of transaction. In no event, however, shall any such restructuring (i) change the terms and conditions of the rights and obligations of any holder of Equipment Notes under the relevant Operative Agreements or any holder of Certificates or (ii) expose any such holder to any additional risks. As a precondition to any such restructuring, the Owner Participant will be obligated to deliver to the Leased Aircraft Trustee an appropriate officer's certificate as to the satisfaction of the foregoing conditions and obtain a written confirmation from the Rating Agencies prior to the implementation of such restructuring to the effect that such restructuring will not adversely affect the ratings of the Certificates. (Participation Agreements, Section 15)

INDEMNIFICATION

       Continental is required to indemnify each Loan Trustee, each Owner Participant and each Owner Trustee for certain losses, claims and other matters. Continental is required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft. Each Owner Participant is required to indemnify the related Loan Trustee and the holders of the Equipment Notes issued with respect to the Leased Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURE

       Each Leased Aircraft is leased to Continental by the relevant Owner Trustee under the relevant Lease. The Owned Aircraft is owned by Continental.

  Lease Term Rentals and Payments

       Each Leased Aircraft has been leased separately by the relevant Owner Trustee to Continental for a term commencing on the date on which the Aircraft was acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The quarterly basic rent payment under each Lease is payable by Continental on each related Lease Payment Date (as defined below) (or, if such day is not a business day, on the next business day), and has been assigned by the Owner Trustee under the corresponding Indenture to provide the funds necessary to make payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the quarterly basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Equipment Notes. In addition, the amount of basic rent may be increased in an amount necessary to pay additional interest due on the Equipment Notes on the relevant Lease Payment Date as a result of the resetting of the rate of interest on the Equipment Notes as required by the terms thereof--for example, if certain terms of the Registration Rights Agreement require such a resetting. See "Exchange Offer;". Any balance of each such quarterly basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.01)

       "Lease Payment Date" means, with respect to each Lease, January 2, April 2, July 2 or October 2 during the term of such Lease.

       Quarterly payments of interest and principal under the Equipment Notes issued by Continental under the Owned Aircraft Indenture are payable each January 2, April 2, July 2 and October 2 (or, if such day is not a business day, on the next business day). The amount of such quarterly payment may be increased in an amount equal to any increase in the amount of interest due on such Equipment Notes on the relevant payment date as a result of the resetting of the rate of interest on such Equipment Notes as required by certain terms of the Registration Rights Agreement. (Owned Aircraft Indenture, Section 2.02)

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       Maintenance

       Under the terms of each Lease, Continental's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease". Accordingly, under each Lease Continental is obligated, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1 and 8.1 and Annex C.) The Owned Aircraft Indenture imposes comparable maintenance, service and repair obligations (as well as comparable registration and insurance obligations discussed below) on Continental with respect to the Owned Aircraft. (Owned Aircraft Indenture,
Section 4.02)

       Possession, Sublease and Transfer

       Each Aircraft may be operated by Continental or under lease, sublease or interchange arrangements, subject to certain restrictions. Normal interchange and pooling agreements with respect to any Engine are permitted with U.S. air carriers and foreign air carriers in countries with which the United States maintains normal diplomatic relations and which recognize and give effect to the rights of lessors and mortgagees. In the case of a Leased Aircraft, subleases for a term of up to 60 months are also permitted with solvent U.S. air carriers and with certain specified foreign air carriers, so long as they are solvent, subject to a reasonably satisfactory opinion that such country would give effect to the title of the Owner Trustee in and to the Aircraft and would give effect to the priority and validity of the lien of the Indenture as if such country were a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) ("the Convention"). (Leases, Section 7). With respect to the Owned Aircraft, so long as no Indenture Event of Default exists under the Owned Aircraft Indenture, Continental is permitted to lease the Owned Aircraft or Engines to (a) certain specified foreign air carriers, so long as they are solvent; (b) any other foreign air carriers, so long as they are solvent, organized under the laws of a country (other than Taiwan) with which the United States maintains normal diplomatic relations and the Loan Trustee receives an opinion of counsel regarding the enforceability of the lien under the Owned Aircraft Indenture or (c) any U.S. air carrier, so long as it is solvent, subject, in each case, to certain conditions. (Aircraft Indenture, Section 4.02) It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and to what extent such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Event of Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

       Registration

       Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except (in the case of a Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of a Leased Aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7; Owned Aircraft Indenture, Section 4.02(e)) Such recordation of the Indenture and other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. (Leases, Section 7.1.1; Owned Aircraft Indenture, Section 4.02(e))

       So long as no Lease default or Lease Event of Default exists, Continental has the right to register the Leased Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to certain specified foreign air carriers, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the country of registration recognizes the interests of lessors, owner participants and mortgagees and provides substantially equivalent protection to such interests as provided by law in the United States. (Leases,

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Section 7.1.2; Participation Agreements, Section 8.7.12) The Owned Aircraft
Indenture contains comparable provisions with respect to registration of the Owned Aircraft in connection with a permitted lease of the Owned Aircraft. (Owned Aircraft Indenture, Section 4.02(e))

       Liens

       Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Continental and, with respect to a Leased Aircraft, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of a Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmens, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent or are being contested in good faith by appropriate proceedings; and (iii) judgment liens so long as such judgment is discharged or vacated within 30 days or the execution of such judgment is stayed pending appeal and discharged, vacated or reversed within 30 days after expiration of such stay; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against the relevant Loan Trustee or (in the case of a Leased Aircraft) the relevant Owner Trustee or Owner Participant. (Leases, Section 6; Owned Aircraft Indenture, Section 4.01)

       Replacement of Parts; Alterations

       Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use (other than severable parts added at the option of Continental and obsolete or unsuitable parts that Continental is permitted to remove to the extent described below). Continental or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use; provided that such alteration, modification, addition or removal does not diminish the value, utility, performance or the remaining useful life of the related Aircraft, Airframe or Engine or adversely affect the commercial use of the Aircraft for passenger service in the United States or invalidate the Aircraft's airworthiness certificate, except that the value of the Aircraft may be reduced by the removal of obsolete or unsuitable parts so long as the aggregate original cost of all such parts removed from any one Aircraft and not replaced shall not exceed $250,000 for each Aircraft. (Leases, Section 8.1 and Annex C; Owned Aircraft Indenture, Section 4.04(d))

       Insurance

       Continental is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of the Aircraft (which exceeds the aggregate outstanding principal amount of the Equipment Notes related to such Aircraft, together with accrued interest thereon), and all-risk property damage insurance covering Engines and parts while removed from an aircraft in an amount not less than the replacement cost of such Engines and parts. All insurance proceeds with respect to a total loss of an Aircraft, Airframe or Engine and all insurance proceeds in excess of $3,000,000 per occurrence with respect to repairable damage to an Aircraft, Airframe or Engine are payable to the relevant Owner Trustee (in the case of a Leased Aircraft) or to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. Insurance proceeds of up to $3,000,000 per occurrence with respect to repairable damage to an Aircraft, Airframe or Engine are payable directly to Continental so long as a default or an Indenture Event of Default does not exist with respect to the Owned Aircraft Indenture or (in the case of a Leased Aircraft) the Owner Trustee has not notified the insurance underwriters that a Lease default or a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss (as defined below),

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insurance proceeds will be applied to repair or replace the property. (Leases,
Sections 11.1 and 11.5 and Annex D; Owned Aircraft Indenture, Section 4.06)

       In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), including, without limitation, third-party and passenger liability and property damage, cargo and products liability and contractual liability insurance with respect to each Aircraft. Such liability insurance shall be of the type usually carried by prudent major United States commercial air carriers and cover the kind of risks against which prudent United States commercial air carriers customarily insure. Such liability insurance shall be underwritten by nationally or internationally recognized insurers of substantial financial capacity used by other major United States commercial air carriers. The amount of such liability insurance coverage per occurrence shall be not less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type as such Aircraft. Continental (but no permitted sublessee) shall have the right to self-insure any Leased Aircraft to the extent of any applicable minimum amount per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the insurer providing such aircraft hull or liability insurance, which are commensurate with the standard deductibles in the airline insurance industry available to major U.S. airlines. (Leases, Section 11.1 and Annex D, Section A) With respect to the Owned Aircraft, Continental may self-insure in such amounts as are then self-insured with respect to similar owned or leased aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft on which Continental carries insurance or 1 1/2% of the aggregate insurable value (during the preceding calendar year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Owned Aircraft to such higher level. (Owned Aircraft Indenture, Section 4.06(d))

       Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee or lessee) operates any Aircraft, Airframe or Engine in any area of recognized or threatened hostilities or if Continental (or any permitted sublessee or lessee) maintains such insurance with respect to other aircraft on the same routes or areas or if the Aircraft is operated outside the United States or Canada. Continental (but no permitted sublessee or lessee) may self-insure to the extent of any hull or liability insurance deductible imposed by the insurer, provided such deductibles are commensurate with standard deductibles in the aircraft insurance industry. (Leases, Annex D, Section H; Owned Aircraft Indenture, Section 4.06)

       In respect of each Aircraft, Continental is required to cause the relevant Loan Trustee and holders of the Equipment Notes and (in the case of the Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and certain other parties to be named as additional insured parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies maintained under the Leases and the Owned Aircraft Indenture will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental or any other person and to insure the respective interests of such additional insured persons, regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Continental, any permitted sublessee or any other person. (Leases, Annex D, Section D; Owned Aircraft Indenture, Section 4.06)

       Lease Termination

       Unless a Lease default or Lease Event of Default shall have occurred and be continuing, Continental may terminate any Lease on any Lease Payment Date occurring after the tenth anniversary of the date on which such Lease commenced and on or before one year prior to the date on which such Lease is scheduled to expire, if it determines that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirements. Such determination must be made on a nondiscriminatory basis with respect to the Aircraft subject to such Lease and all similar aircraft operated by Continental which could also be terminated. Continental is

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

required to give notice of its intention to exercise its right of termination described in this paragraph at least six months prior to the proposed date of termination (which notice may be withdrawn up to 25 days prior to such proposed date if Continental determines that no bid for such Aircraft of a reasonable amount has been received); provided that Continental may give only three such termination notices. In such a situation, if the Owner Trustee elects (subject to the rights of Continental to purchase the Aircraft as described below) to sell such Aircraft, Continental is required to use best reasonable efforts to sell such Aircraft as an agent for such Owner Trustee. If the Owner Trustee elects to accept any bid, such Owner Trustee shall sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. The net proceeds of such sale shall be payable to the applicable Owner Trustee. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Continental is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Continental thereafter to make scheduled rent payments under such Lease shall cease. However, certain payment obligations of Continental shall survive the termination of the Lease. If such Aircraft is not sold by the proposed termination date, such Lease, including all of Continental's obligations thereunder, shall continue in effect, and the Equipment Notes related thereto will not be prepaid. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10(b))

       The Owner Trustee has the option to retain title to the Leased Aircraft if Continental has given a notice of termination under the Lease. In such event, such Owner Trustee shall pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft, and Continental shall pay to the Owner Trustee an amount equal to the excess, if any, of the termination value of such Aircraft over the highest bona fide cash bid made for such Aircraft, together with the Make-Whole Premium, if any, on such Equipment Notes and all other amounts due and payable to the Owner Trustee and Owner Participant under such Lease, the related Participation Agreement or any other related operative document. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10(b))

       Events of Loss

       If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 20 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first business day following the sixty-first day following the date of occurrence of such Event of Loss, or, if earlier, the second business day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either (i) pay to the applicable Owner Trustee (in the case of a Leased Aircraft) or to the Owned Aircraft Trustee (in the case of the Owned Aircraft) the stipulated loss value of such Aircraft, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless a Lease default or any Lease Event of Default under the relevant Lease (in the case of a Leased Aircraft) or a default or Indenture Event of Default under the Owned Aircraft Indenture (in the case of the Owned Aircraft) shall have occurred and be continuing, substitute an aircraft (or airframe and one or more engines, as the case may be) for the Aircraft, Airframe or Engine(s) that suffered such Event of Loss. (Leases, Sections 10.1.1 and 10.1.2; Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indenture, Sections 2.10 and 4.05(a))

       If Continental elects to replace an Aircraft (or Airframe or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, in the case of a Leased Aircraft, convey to the related Owner Trustee title to an aircraft (or airframe or airframe and one or more engines, as the case may be), and (i) in the case of any replacement airframe for a Leased Aircraft, such airframe must be (a) manufactured by Boeing under a certain purchase agreement between The Boeing Company and Continental and (b) delivered under such agreement after the Airframe to be replaced was delivered to Continental, (ii) such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with performance and durability characteristics and a value, utility and remaining useful life at

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

least equal to, and in at least as good an operating condition as, the Airframe or Airframe and Engines to be replaced (assuming that such Airframe and such Engines were of the value and utility and in the condition and repair required by the terms of the related Lease, immediately prior to the occurrence of such Event of Loss). In the case of the Owned Aircraft, any replacement airframe and engines must be of the same series as the Airframe or Engines or an improved model of the manufacturer thereof and must have a value and utility at least equal to, and be in as good operating condition and repair as, the Airframe and Engines to be replaced (assuming such Airframe and Engines were in the condition required by the terms of the Owned Aircraft Indenture). Continental is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant (a) a certification as to compliance with the foregoing requirements from a qualified aircraft appraiser, together with a certified report setting forth such appraiser's opinion as to the fair market value of such replacement airframe or engine and
(b) reasonably acceptable opinions of counsel to the effect that (i) Continental or such Owner Trustee, as the case may be, will acquire good title to such replacement airframe and, if applicable, replacement engine, free and clear of all liens (other than permitted liens), (ii) such replacement airframe and, if applicable, engine will be made subject to the applicable Indenture to the same extent as the Airframe and, if applicable, Engine replaced thereby, (iii) in the case of a Leased Aircraft, such Owner Trustee and Loan Trustee (as assignee of lessor's rights and interests under the Lease) or the Owned Aircraft Trustee, in the case of the Owned Aircraft, will be entitled to receive the benefits and protections of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe and (to the extent such opinion can be rendered, in view of applicable law) such replacement engine and (iv) such replacement airframe has been duly registered and each supplement to such Lease or Indenture, as applicable, has been duly recorded. (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indenture, Section 4.05(c))

       If Continental elects not to replace such Aircraft, then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of the Owned Aircraft) or the stipulated loss value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of the Owned Aircraft) with respect thereto shall cease and (in the case of a Leased Aircraft) the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Continental. The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indenture, as the case may be, by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Continental, as the case may be. (Leases, Section 10.1.2; Leased Aircraft Indentures, Sections 2.06 and 3.02; Owned Aircraft Indenture, Sections
2.10 and 4.05(a)(ii))

       If the Owned Aircraft Trustee (in the case of the Owned Aircraft) or the Owner Trustee and the Leased Aircraft Trustee (in the case of a Leased Aircraft) are not entitled to Section 1110 benefits with respect to any replacement airframe or engine or if certain Lease defaults or any Lease Event of Default (in the case of a Leased Aircraft) or any Indenture Event of Default (in the case of the Owned Aircraft) has occurred and is continuing, Continental shall not be entitled to replace such Airframe and shall be required instead to pay the stipulated loss value applicable to such Airframe and the related Engines, plus certain additional amounts (in the case of the Leased Aircraft) or the outstanding principal amount of, and accrued interest on, the Equipment Notes issued with respect to such Aircraft (in the case of the Owned Aircraft). (Leases, Section 10.3.2; Owned Aircraft Indenture, Sections 2.10 and 4.05(e))

       If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, suitable for installation and use on the Aircraft, and having performance and durability characteristics and a value and utility at least equal to, and in at least as good an operating condition as, the

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

Engine to be replaced (assuming that such Engine was of the value and utility and in the condition and repair required by the terms of the relevant Lease or the Owned Aircraft Indenture, as the case may be, immediately prior to the occurrence of the Event of Loss). (Leases, Section 10.2; Owned Aircraft Indenture, Section 4.05(a)(ii))

       An Event of Loss with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond practical or economic repair or rendition of such property permanently unfit for normal use;
(ii) the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any loss of such property or loss of use of such property for a period of 90 days or more as a consequence of any theft, hijacking or disappearance of such property; (iv) any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported non-U.S. governmental entity;
(v) any seizure, condemnation, confiscation, taking or requisition of use of such property that continues until the earliest to occur of (A) the last day of the Lease term (in the case of a Leased Aircraft) or the maturity date of the Equipment Notes (in the case of the Owned Aircraft), (B) the date on which the Aircraft is modified in such a manner as would render conversion of such property for use in normal commercial passenger service impractical or uneconomical, (C) the date on which such property is operated or located in any area excluded from coverage by any insurance policy required to be maintained by the related Lease (in the case of a Leased Aircraft) or the Owned Aircraft Indenture (in the case of the Owned Aircraft) (unless an indemnity from the U.S. Government is obtained in lieu of such insurance), and (D) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government); or (vi) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 days (or 360 days, if Continental diligently implements all steps which are necessary or desirable to permit the normal use of such property by it) or for a period expiring on the last day of the Lease term, whichever is earlier. (Leases, Annex A; Owned Aircraft Indenture, Annex A)

       Purchase Options under the Leases

       So long as no Lease default or Lease Event of Default has occurred and is continuing, Continental has the option to purchase any Leased Aircraft on the last business day of the original Lease or on the last business day of either of the two one-year renewal terms at a purchase price equal to the fair market sales value of such Aircraft. The fair market sales value of such Aircraft shall be determined not more than 170 days nor less than 150 days prior to the date of purchase by mutual agreement of Continental and the Owner Trustee or, if they are unable to agree, by an appraisal. Continental may exercise its purchase option by delivering an irrevocable notice to the Owner Trustee not more than 180 days nor less than 120 days prior to the proposed date of purchase. The Owner Trustee shall not be under any obligation to sell such Aircraft to Continental if the fair market sales value of such Aircraft is determined to be less than a certain minimum residual value amount. Upon receipt by the Owner Trustee of payment of the applicable fair market sales value of such Aircraft and all other amounts due and payable by Continental under the relevant Lease, Participation Agreement and any other related operative document, the Owner Trustee shall transfer title to such Aircraft to Continental, provided that all related Equipment Notes have previously been paid in full. (Leases, Section 17.3; Leased Aircraft Indentures, Section 10.01)

       The holder of the Equipment Notes issued under a Leased Aircraft Indenture does not have any right to amounts payable by Continental in connection with its exercise of purchase options for the related Leased Aircraft to the extent that all amounts payable by the relevant Owner Trustee to such holder under such Equipment Notes, such Indenture and related operative agreements have been paid in full.

       Events of Default under the Leases

       Lease Events of Default under each Lease include, among other things, (i) failure by Continental to make any payment of basic rent, renewal rent, stipulated loss value or termination value under such Lease

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

within five business days after the same shall have become due, or failure by Continental to pay any other amount due under such Lease or under any other related operative document within five business days from and after the date of any written demand therefor from the Owner Trustee; (ii) failure by Continental to make any excluded payment within five business days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Continental and the relevant Loan Trustee; (iii) failure by Continental to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines subject to such Lease, in accordance with the provisions of such Lease or the operation of the Aircraft, Airframe or Engines subject to such Lease at any time when such insurance is not in effect; (iv) failure by Continental to maintain its corporate existence except as permitted by the Lease, or the winding up, liquidation or dissolution of Continental; (v) failure to maintain the registration of the Aircraft with the FAA or with a permitted foreign registry, failure to record the Indenture or maintain the Indenture of record as a first-priority, perfected mortgage (subject to permitted liens) or operation of the Aircraft in any area excluded by insurance coverage required by such Lease or in any recognized or threatened area of hostilities unless fully covered by war-risk insurance, as required by Section 11 of such Lease (subject to certain exceptions); (vi) breach of the covenants in such Lease pertaining to possession, interchange and pooling of Engines and subleasing; (vii) breach of certain prohibitions against attempted assignments by Continental of its obligations under such Lease and against the merger of Continental with any other person, except as expressly permitted by such Lease; and (viii) failure by Continental to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than (a) the agreement by Continental to treat the Lease as a lease for U.S. Federal income tax purposes and (b) nonpayment provisions under the related tax indemnity agreement between Continental and the Owner Participant), and such failure shall continue unremedied for a period of 30 days (or such other shorter applicable period) after written notice of such failure by the applicable Owner Trustee or Loan Trustee; (ix) (a) any representation or warranty made by Continental in such Lease or the related Participation Agreement or in any other related operative document (other than in the related tax indemnity agreement between Continental and the Owner Participant) shall prove to have been untrue, inaccurate or misleading in any material respect at the time made, (b) such representation or warranty is material at the time in question and (c) the same shall remain uncured for more than 30 days after the date of written notice thereof to Continental; and (x) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Continental or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed or unstayed for a period of 60 days. (Leases, Section 14)

       Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "--Indenture Defaults, Notice and Waiver".

       Remedies Exercisable upon Events of Default under the Lease

       If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Continental's rights, except as set forth in the Lease, and retain the proceeds, and to require Continental to pay, as liquidated damages any due and unpaid basic rent or renewal rent plus an amount equal to the excess of the termination value for such Aircraft (specified in schedules to such Lease) over, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, any of (i) the discounted fair market rental value of such Aircraft for the remainder of the term of the Lease relating to such Aircraft (using a discount rate equal to 10 per cent per annum), (ii) the fair market sales value of such Aircraft or (iii) if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft (unless such Aircraft is sold at a private sale to the Owner Trustee, Loan Trustee, Owner Participant or any of their affiliates, in which case the fair market sales value shall be used). (Leases, Section 15; Indenture,

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

Section 4.04) If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Continental or any of its affiliates. (Leased Aircraft Indentures, Sections 4.03 and 4.04)

       Remedies under the Owned Aircraft Indenture are discussed above under "--Remedies".

       Notwithstanding that an Indenture Event of Default has occurred and is continuing, so long as the Equipment Notes thereunder have not been accelerated or the Loan Trustee has not taken action or notified the Owner Trustee that it intends to take action to foreclose the lien of a Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, the Leased Aircraft Trustee may not, without the consent of the Owner Trustee, enter into any amendment, modification, waiver or consent in respect of any of the provisions of the related Lease, which consent shall not be unreasonably withheld if no right or interest of the relevant Owner Trustee or Owner Participant would be diminished or impaired thereby. (Leased Aircraft Indentures, Section 5.02)

       Transfer of Owner Participant Interests

       Subject to certain restrictions, each Owner Participant may transfer all or any part of, or grant participations in, its interest in the related Leased Aircraft. (Participation Agreements, Section 12.1.1)

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

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES

       The following summary describes the principal U.S. federal income tax consequences to Certificateholders of the exchange of the Old Certificates for New Certificates. This summary is intended to address the beneficial owners of Certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any State, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source that will hold the Certificates as capital assets.

       The exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Certificate whose Old Certificate is accepted in an Exchange Offer will not recognize gain on the Exchange. A tendering holder's tax basis in the New Certificates will be the same as such holder's tax basis in its Old Certificates. A tendering holder's holding period for the New Certificates received pursuant to the Exchange Offer will include its holding period for the Old Certificates surrendered therefor.

       ALL HOLDERS OF OLD CERTIFICATES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD CERTIFICATES FOR NEW CERTIFICATES AND OF THE OWNERSHIP AND DISPOSITION OF NEW CERTIFICATES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

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

                             ERISA CONSIDERATIONS

IN GENERAL

       ERISA imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

       Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, ("Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

       The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by employee benefit plans (including Plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

         The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, or vice versa, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to such exercise of rights. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

       Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

       Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

CLASS A CERTIFICATES

       An individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to certain of the Initial Purchasers which are substantially the same as the administrative exemption issued to Morgan Stanley & Co., Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548
(1990)) (the "Underwriter Exemption"), which generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust, the assets of which include equipment notes secured by leases, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

       The Underwriter Exemption sets a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of Class A Certificates to be eligible for exemptive relief thereunder. In particular, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other Certificates of the same trust estate; the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

       The Underwriter Exemption does not apply to the Class B, Class C or Class D Certificates. Even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders, Class C Certificateholders or Class D Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Exemption, as well as the availability of any other exemptions with respect to transactions to which the Exemption may not apply.

CLASS B, CLASS C AND CLASS D CERTIFICATES

       The Class B, Class C and Class D Certificates may not be acquired with the assets of a Plan, except that such Certificates may be acquired with the assets of an insurance company general account that may be deemed to constitute Plan assets, provided that the conditions of PTCE 95-60 are satisfied at the time of the acquisition (and during the holding) of such Certificates. By its acceptance of a Class B Certificate, Class C Certificate or Class D Certificate, each Certificateholder will be deemed to have represented and warranted that either (i) no Plan assets have been used to purchase such Certificate or (ii) the purchase and holding of such Certificate is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to PTCE 95-60. See "Transfer Restrictions".

       Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                             PLAN OF DISTRIBUTION

       Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date all broker-dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

       The Company will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

       Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

       The validity of the New Certificates and certain United States Federal income taxation matters with respect to Section 382 will be passed upon for Continental by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

       The consolidated financial statements (including schedules) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) as of December 31, 1995 and 1994, and for the two years ended December 31, 1995 and the period of April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period of January 1, 1993 through April 27, 1993, incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

- --------------------------------------------------------------------------------
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REVERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THIS PROSPECTUS NOR
THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO
ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.  NEITHER
THE DELIVERY OF THIS PROSPECTUS, NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS
CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.



                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
AVAILABLE INFORMATION............................................4
REPORTS TO PASS THROUGH CERTIFICATEHOLDERS.......................4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................4
PROSPECTUS SUMMARY...............................................6
RISK FACTORS....................................................26
RECENT DEVELOPMENTS.............................................33
USE OF PROCEEDS.................................................35
SELECTED FINANCIAL DATA.........................................36
THE EXCHANGE OFFER..............................................38
DESCRIPTION OF THE NEW CERTIFICATES.............................45
DESCRIPTION OF THE LIQUIDITY FACILITIES.........................56
DESCRIPTION OF THE INTERCREDITOR AGREEMENT......................60
DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS..................64
DESCRIPTION OF THE EQUIPMENT NOTES..............................64
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES....................83
ERISA CONSIDERATIONS............................................84
PLAN OF DISTRIBUTION............................................86
LEGAL MATTERS...................................................86
EXPERTS.........................................................86


- --------------------------------------------------------------------------------

                          CONTINENTAL AIRLINES, INC.

                               OFFER TO EXCHANGE
                   PASS THROUGH CERTIFICATES, SERIES 1996-2,

                     WHICH HAVE BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING
                   PASS THROUGH CERTIFICATES, SERIES 1996-2





                                  PROSPECTUS




                              SEPTEMBER   , 1996
- --------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

       The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL").
Section 145 of the GCL provides as follows:

       "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

       (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

       (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

       (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

       (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

       (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

       (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporations obligation to advance expenses (including attorneys' fees)."

       The Certificate of Incorporation and Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors fiduciary duties. The bylaws of the Company provide as follows:

       "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the. . . GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

       The Company maintains directors' and officers' liability insurance.

Item 21.  Exhibits.

Exhibit
Number                           Exhibit Description
- -------                          -------------------

4.1* Form of New 7.75% Continental Airlines Pass Through Certificate Series 1996-2A (included in Exhibit 4.5)

4.2* Form of New 8.56% Continental Airlines Pass Through Certificate Series 1996-2B (included in Exhibit 4.6)

4.3* Form of New 10.22% Continental Airlines Pass Through Certificate Series 1996-2C (included in Exhibit 4.7)

4.4* Form of New 11.50% Continental Airlines Pass Through Certificate Series 1996-2D (included in Exhibit 4.8)

4.5* Pass Through Trust Agreement, dated as of May 20, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-2A Pass Through Trust

4.6* Pass Through Trust Agreement, dated as of May 20, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-2B Pass Through Trust

4.7* Pass Through Trust Agreement, dated as of May 20, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-2C Pass Through Trust

4.8* Pass Through Trust Agreement, dated as of May 20, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-2D Pass Through Trust

4.9* Revolving Credit Agreement, dated May 20, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-2A Pass Through Trust, as Borrower and DNIB as Liquidity Provider

4.10* Revolving Credit Agreement, dated May 20, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-2B Pass Through Trust, as Borrower and DNIB as Liquidity Provider

4.11* Revolving Credit Agreement, dated May 20, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-2C Pass Through Trust, as Borrower and DNIB as Liquidity Provider

4.12* Intercreditor Agreement dated as of May 20, 1996, among Wilmington Trust Company, as Trustee under the Continental Airlines Pass Through Trust 1996-2A, Continental Airlines Pass Through Trust 1996-2B, Continental Airlines Pass Through Trust 1996-2C and Continental Pass Through Trust 1996-2D, DNIB, as Class A Liquidity Provider, Class B Liquidity Provider, Class C Liquidity Provider, and Wilmington Trust Company, as Subordination Agent and Trustee

4.13* Registration Rights Agreement, dated as of May 20, 1996, among Continental Airlines, Inc., Wilmington Trust Company, as Trustee under Continental Airlines Pass Through Trust 1996-2A, Continental Airlines Pass Through Trust 1996-2B, Continental Airlines Pass Through Trust 1996-2C, Continental Airlines Pass Through Trust 1996-2D, and the Initial Purchasers

4.14** Form of Refunding Agreement 114 & 115, dated as of May 20, 1996, among Continental Airlines, Inc., as Lessee, First Security Bank of Utah, National Association, as Owner Trustee, Wilmington Trust Company, as Pass Through Trustee under each of the Continental Airlines 1996-2 Pass Through Trust Agreements, Fleet National Bank, formerly named Shawmut Bank Connecticut, National Association, as Original Pass Through Trustee and Loan Participant, Gaucho-2 Inc., as Owner Participant, Rolls-Royce PLC, as Guarantor, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Morgan Stanley & Co. Incorporated, as Aero Trust Certificateholder

4.15** Form of Amended and Restated Participation Agreement 114 & 115 dated as of July 1, 1995, among Continental Airlines, Inc., as Lessee, Gaucho-2 Inc., as Owner Participant, Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement and as Loan Participant, First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company, as Loan Trustee

4.16** Form of Amended and Restated Lease Agreement 114 & 115 dated as of July 1, 1995 between First Security Bank of Utah, National Association, as Owner Trustee and as Lessor and Continental Airlines, Inc., as Lessee

4.17** Form of Amended and Restated Trust Indenture and Mortgage 114 & 115, dated as of May 20, 1996, between First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company, as Loan Trustee

4.18** Form of Trust Agreement 114 & 115 Amendment No. 1 dated May 20, 1996 between Gaucho-2 Inc. as Owner Participant and First Security Bank of Utah, National Association, as Owner Trustee

4.19** Form of Refunding Agreement 116 & 117, dated as of May 20, 1996, among Continental Airlines, Inc., as Lessee, First Security Bank of Utah, National Association, as Owner Trustee, Wilmington Trust Company, as Pass Through Trustee under each of the Continental Airlines 1996-2 Pass Through Trust Agreements, The Boeing Company, as Loan Participant, Gaucho-2 Inc., as Owner Participant, Wilmington Trust Company, as Subordination Agent, and Wilmington Trust Company, as Loan Trustee

4.20** Form of Participation Agreement 116 & 117 Amendment No. 1 dated May 20, 1996, among Continental Airlines, Inc., as Lessee, Gaucho-2 Inc., as Owner Participant, Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement and as Loan Participant, First Security Bank of Utah, National Association, as Owner Trustee and Wilmington Trust Company, as Loan Trustee

4.21** Form of Lease Agreement 116 & 117 Amendment No. 1 dated May 20, 1996 between First Security Bank of Utah, National Association, as Owner Trustee and Lessor and Continental Airlines, Inc., as Lessee

4.22** Form of Amended and Restated Trust Indenture and Mortgage 116 & 117, dated as of May 20, 1996, between First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company, as Loan Trustee

4.23* Note Purchase Agreement 637 dated May 20, 1996 among Continental Airlines, Inc. as Owner, Wilmington Trust Company as Pass Through Trustee under each of the Continental Airlines 1996-2 Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent and Wilmington Trust Company as Loan Trustee

4.24* Trust Indenture and Mortgage 637 dated May 20, 1996 between Continental Airlines, Inc., as Owner, and Wilmington Trust Company, as Loan Trustee

4.25* Trust Indenture and Mortgage 637 Supplement No. 1 dated May 20, 1996 between Continental Airlines, Inc., as Owner, and Wilmington Trust Company, as Loan Trustee

4.26** Form of Series A Equipment Note, dated May 20, 1996, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement

4.27** Form of Series B Equipment Note, dated May 20, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement

4.28** Form of Series C Equipment Note, dated May 20, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement

4.29** Form of Series D Equipment Note, dated May 20, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement

5.1* Opinion of Cleary, Gottlieb, Steen & Hamilton relating to validity of New Certificates

12.1 Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to the Company's Registration Statement
               (File No. 333-07899))

23.1*          Consent of Ernst & Young LLP

23.2* Consent of Cleary, Gottlieb, Steen & Hamilton (included in its opinion filed as exhibit 5.1)

23.3*          Consent of Aircraft Information Services, Inc.

23.4*          Consent of BK Associates, Inc.

23.5*          Consent of Morten Beyer and Associates, Inc.

23.6*          Consent of Cleary, Gottlieb, Steen & Hamilton

24.1*          Powers of Attorney

25.1* Statement of Eligibility of Wilmington Trust Company for the 1996-2A Pass Through Certificates, on Form T-1

25.2* Statement of Eligibility of Wilmington Trust Company for the 1996-2B Pass Through Certificates, on Form T-1

25.3* Statement of Eligibility of Wilmington Trust Company for the 1996-2C Pass Through Certificates, on Form T-1

25.4* Statement of Eligibility of Wilmington Trust Company for the 1996-2D Pass Through Certificates, on Form T-1

99.1*          Form of Letter of Transmittal

99.2*          Form of Notice of Guaranteed Delivery

99.3* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*          Form of Letter to Clients

- -------------
*          Filed herewith.

**         Filed herewith.  With respect to such Exhibits, separate agreements have been entered into with respect to each Aircraft. Except for differences in designations, dollar amounts, interest rates, percentages, final distribution dates, Aircraft Registration numbers, Manufacturer's Serial Numbers for Aircraft and Engines and the like, as applicable, there are no material details in which any such agreements not filed herewith differ from the corresponding Exhibit for the forms of such documents.

Item 22.   Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

       The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b))(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 17, 1996.

                                     CONTINENTAL AIRLINES, INC.

                                     By: /s/ Jeffery A. Smisek
                                     ____________________________
                                             Jeffery A. Smisek
                                             Senior Vice President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on September 17, 1996.

    Signature                                      Title
    ---------                                      -----

           *
- ------------------------
  Gordon M. Bethune               President, Chief Executive Officer (Principal
                                  Executive Officer) and Director
           *
- ------------------------          Senior Vice President and Chief Financial
  Lawrence W. Kellner             Officer (Principal Financial Officer)

           *
- ------------------------          Staff Vice President and Controller
  Michael P. Bonds                (Principal Accounting Officer)

           *
- ------------------------          Director
  Thomas J. Barrack, Jr.


- ------------------------          Director
  Lloyd M. Bentsen, Jr.

           *
- ------------------------          Director
  David Bonderman

           *
- ------------------------          Director
  Gregory D. Brenneman


           *
- ------------------------          Director
  Patrick Foley

           *
- ------------------------          Director
Douglas H. McCorkindale

           *
- ------------------------          Director
  George G.C. Parker

           *
- ------------------------          Director
  Richard W. Pogue

           *
- ------------------------         Director
  William S. Price III

           *
- ------------------------         Director
  Donald L. Sturm

           *
- ------------------------         Director
  Karen Hastie Williams

           *
- ------------------------         Director
  Charles A. Yamarone



*By:  /s/ Scott R. Peterson
- ----------------------------
          Scott R. Peterson,
          Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number                                  Exhibit Description
- -------                                 -------------------

4.1* Form of New 7.75% Continental Airlines Pass Through Certificate Series 1996-2A (included in Exhibit 4.5)

4.2* Form of New 8.56% Continental Airlines Pass Through Certificate Series 1996-2B (included in Exhibit 4.6)

4.3* Form of New 10.22% Continental Airlines Pass Through Certificate Series 1996-2C (included in Exhibit 4.7)

4.4* Form of New 11.50% Continental Airlines Pass Through Certificate Series 1996-2D (included in Exhibit 4.8)

4.5* Pass Through Trust Agreement, dated as of May 20, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-2A Pass Through Trust

4.6* Pass Through Trust Agreement, dated as of May 20, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-2B Pass Through Trust

4.7* Pass Through Trust Agreement, dated as of May 20, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-2C Pass Through Trust

4.8* Pass Through Trust Agreement, dated as of May 20, 1996, between Continental Airlines, Inc., and Wilmington Trust Company, as Trustee, relating to the formation of Continental Airlines 1996-2D Pass Through Trust

4.9* Revolving Credit Agreement, dated May 20, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-2A Pass Through Trust, as Borrower and DNIB as Liquidity Provider

4.10* Revolving Credit Agreement, dated May 20, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-2B Pass Through Trust, as Borrower and DNIB as Liquidity Provider

4.11* Revolving Credit Agreement, dated May 20, 1996, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines 1996-2C Pass Through Trust, as Borrower and DNIB as Liquidity Provider

4.12* Intercreditor Agreement dated as of May 20, 1996, among Wilmington Trust Company, as Trustee under the Continental Airlines Pass Through Trust 1996-2A, Continental Airlines Pass Through Trust 1996-2B, Continental Airlines Pass Through Trust 1996-2C and Continental Pass Through Trust 1996-2D, DNIB, as Class A Liquidity Provider, Class B Liquidity Provider, Class C Liquidity Provider, and Wilmington Trust Company, as Subordination Agent and Trustee

4.13* Registration Rights Agreement, dated as of May 20, 1996, among Continental Airlines, Inc., Wilmington Trust Company, as Trustee under Continental Airlines Pass Through Trust 1996-2A, Continental Airlines Pass Through Trust 1996-2B, Continental Airlines Pass Through Trust 1996-2C, Continental Airlines Pass Through Trust 1996-2D, and the Initial Purchasers

4.14** Form of Refunding Agreement 114 & 115, dated as of May 20, 1996, among Continental Airlines, Inc., as Lessee, First Security Bank of Utah, National Association, as Owner Trustee, Wilmington Trust Company, as Pass Through Trustee under each of the Continental Airlines 1996-2 Pass Through Trust Agreements, Fleet National Bank, formerly named Shawmut Bank Connecticut, National Association, as Original Pass Through Trustee and Loan Participant, Gaucho-2 Inc., as Owner Participant, Rolls-Royce PLC, as Guarantor, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Morgan Stanley & Co. Incorporated, as Aero Trust Certificateholder

4.15** Form of Amended and Restated Participation Agreement 114 & 115 dated as of July 1, 1995, among Continental Airlines, Inc., as Lessee, Gaucho-2 Inc., as Owner Participant, Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement and as Loan Participant, First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company, as Loan Trustee

4.16** Form of Amended and Restated Lease Agreement 114 & 115 dated as of July 1, 1995 between First Security Bank of Utah, National Association, as Owner Trustee and as Lessor and Continental Airlines, Inc., as Lessee

4.17** Form of Amended and Restated Trust Indenture and Mortgage 114 & 115, dated as of May 20, 1996, between First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company, as Loan Trustee

4.18** Form of Trust Agreement 114 & 115 Amendment No. 1 dated May 20, 1996 between Gaucho-2 Inc. as Owner Participant and First Security Bank of Utah, National Association, as Owner Trustee

4.19** Form of Refunding Agreement 116 & 117, dated as of May 20, 1996, among Continental Airlines, Inc., as Lessee, First Security Bank of Utah, National Association, as Owner Trustee, Wilmington Trust Company, as Pass Through Trustee under each of the Continental Airlines 1996-2 Pass Through Trust Agreements, The Boeing Company, as Loan Participant, Gaucho-2 Inc., as Owner Participant, Wilmington Trust Company, as Subordination Agent, and Wilmington Trust Company, as Loan Trustee

4.20** Form of Participation Agreement 116 & 117 Amendment No. 1 dated May 20, 1996, among Continental Airlines, Inc., as Lessee, Gaucho-2 Inc., as Owner Participant, Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement and as Loan Participant, First Security Bank of Utah, National Association, as Owner Trustee and Wilmington Trust Company, as Loan Trustee

4.21** Form of Lease Agreement 116 & 117 Amendment No. 1 dated May 20, 1996 between First Security Bank of Utah, National Association, as Owner Trustee and Lessor and Continental Airlines, Inc., as Lessee

4.22** Form of Amended and Restated Trust Indenture and Mortgage 116 & 117, dated as of May 20, 1996, between First Security Bank of Utah, National Association, as Owner Trustee, and Wilmington Trust Company, as Loan Trustee

4.23* Note Purchase Agreement 637 dated May 20, 1996 among Continental Airlines, Inc. as Owner, Wilmington Trust Company as Pass Through Trustee under each of the Continental Airlines 1996-2 Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent and Wilmington Trust Company as Loan Trustee

4.24* Trust Indenture and Mortgage 637 dated May 20, 1996 between Continental Airlines, Inc., as Owner, and Wilmington Trust Company, as Loan Trustee

4.25* Trust Indenture and Mortgage 637 Supplement No. 1 dated May 20, 1996 between Continental Airlines, Inc., as Owner, and Wilmington Trust Company, as Loan Trustee

4.26** Form of Series A Equipment Note, dated May 20, 1996, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement

4.27** Form of Series B Equipment Note, dated May 20, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement

4.28** Form of Series C Equipment Note, dated May 20, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement

4.29** Form of Series D Equipment Note, dated May 20, 1996, by First Security Bank of Utah, National Association, as Owner trustee, payable to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement

5.1* Opinion of Cleary, Gottlieb, Steen & Hamilton relating to validity of New Certificates

12.1 Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to the Company's Registration Statement
                (File No.333-07899))

23.1*           Consent of Ernst & Young LLP

23.2* Consent of Cleary, Gottlieb, Steen & Hamilton (included in its opinion filed as exhibit 5.1)

23.3*           Consent of Aircraft Information Services, Inc.

23.4*           Consent of BK Associates, Inc.

23.5*           Consent of Morten Beyer and Associates, Inc.

23.6*           Consent of Cleary, Gottlieb, Steen & Hamilton

24.1*           Powers of Attorney

25.1* Statement of Eligibility of Wilmington Trust Company for the 1996-2A Pass Through Certificates, on Form T-1

25.2* Statement of Eligibility of Wilmington Trust Company for the 1996-2B Pass Through Certificates, on Form T-1

25.3* Statement of Eligibility of Wilmington Trust Company for the 1996-2C Pass Through Certificates, on Form T-1

25.4* Statement of Eligibility of Wilmington Trust Company for the 1996-2D Pass Through Certificates, on Form T-1

99.1*           Form of Letter of Transmittal

99.2*           Form of Notice of Guaranteed Delivery

99.3* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*           Form of Letter to Clients



- -----------------
*      Filed herewith.

**     Filed herewith. With respect to such Exhibits, separate agreements have been entered into with respect to each Aircraft. Except for differences in designations, dollar amounts, interest rates, percentages, final distribution dates, Aircraft Registration numbers, Manufacturers Serial Numbers for Aircraft and Engines and the like, as applicable, there are no material details in which any such agreements not filed herewith differ from the corresponding Exhibit for the forms of such documents.